UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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THE WARNACO GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2011
PROXY STATEMENT
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
BIOGRAPHICAL INFORMATION
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
EMPLOYMENT AGREEMENTS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSAL NO. 3 -- ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4 -- ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
FORWARD-LOOKING STATEMENTS

THE WARNACO GROUP, INC.
501 Seventh Avenue
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2011

To the Stockholders of
THE WARNACO GROUP, INC.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of The Warnaco Group, Inc., a Delaware corporation, will be held at Warnaco’s offices, 501 Seventh Avenue, New York, New York 10018, on Wednesday, May 11, 2011, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the “Annual Meeting”), for the following purposes:

1.	To elect nine Directors to serve until the next annual meeting and until their successors have been elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as Warnaco’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To cast an advisory vote on executive compensation;

4.	To cast an advisory vote on the frequency of future stockholder advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting.

The attached proxy statement describes the matters to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on Thursday, March 31, 2011, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at Warnaco’s principal executive offices located at 501 Seventh Avenue, New York, New York, 10018 for at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. If you attend the Annual Meeting, you may vote your shares in person which will revoke any previously provided proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote such shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Regardless of how many shares you own, your vote is very important. Please COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR INTERNET TODAY.

By Order of the Board of Directors
JAY L. DUBINER
Senior Vice President, General Counsel & Secretary

New York, New York
April 11, 2011

THE WARNACO GROUP, INC.
501 Seventh Avenue
New York, New York 10018

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2011

INTRODUCTION

This proxy statement (the “Proxy Statement”) and the accompanying proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Warnaco Group, Inc., a Delaware corporation, for use at the 2011 Annual Meeting of Stockholders to be held at Warnaco’s offices, 501 Seventh Avenue, New York, New York 10018, on Wednesday, May 11, 2011, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. The Notice of Annual Meeting, Proxy Statement and accompanying proxy are first being mailed on or about April 11, 2011 to stockholders of record as of the close of business on March 31, 2011.

If your shares are held of record by a broker, bank or other nominee, please refer to the information provided by that entity for instructions on how to vote your shares. In addition, if your shares are held by a broker, bank or other nominee, and you wish to attend, and vote at, the Annual Meeting, you must (a) obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares, (b) obtain a proxy issued in your name from such record holder and (c) bring both the letter and the proxy to the Annual Meeting. Under the rules of the New York Stock Exchange (“NYSE”), if you do not give instructions to your broker, it will be able to vote your shares with respect to certain discretionary items, but will not be allowed to vote your shares with respect to certain non-discretionary items. The election of directors (proposal No. 1), the advisory vote on executive compensation (proposal No. 3), and the advisory vote on the frequency of future advisory votes on executive compensation (proposal No. 4) are all non-discretionary items. Accordingly, if you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal and those votes will be counted as broker non-votes. Therefore, it is critical that you indicate your vote if you want it to be counted in the election of directors.

If you are a registered stockholder holding shares in Warnaco directly in your own name, you can ensure that your shares are voted at the Annual Meeting by (i) completing, signing, dating and promptly returning the enclosed proxy in the envelope provided; (ii) voting by telephone as instructed on the enclosed proxy; or (iii) voting by Internet as instructed on the enclosed proxy. Sending in a signed written proxy or voting by telephone or Internet will not affect your right to attend the Annual Meeting and vote in person.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) sending written notice to the attention of the Secretary of the Company at our principal executive offices at 501 Seventh Avenue, New York, New York 10018; (ii) providing us with a subsequent properly executed written proxy; (iii) subsequently voting by telephone or Internet; or (iv) attending the Annual Meeting and voting in person.

You may contact Morrow & Co., LLC at (800) 607-0088 to obtain directions to the site of the Annual Meeting.

Our principal executive offices are located at 501 Seventh Avenue, New York, New York 10018.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 11, 2011: This Proxy Statement and our 2010 Annual Report are available on the internet at http://www.ezodproxy.com/warnaco/2011.

Voting Of Proxies

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, received prior to the Annual Meeting, will be voted in accordance with the instructions specified therein. As to any matter for which no choice has been specified in a properly executed written proxy or properly completed proxy submitted by telephone or Internet, the shares represented thereby will be voted “FOR” the election of all nine nominees for the Board of Directors; “FOR” the ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011; “FOR” the advisory vote on executive compensation; and for every “ONE YEAR” for the frequency of future advisory votes on executive compensation, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. The Board of Directors knows of no other business to come before the Annual Meeting; however, if other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote thereon in accordance with their best judgment.

Quorum; Vote Required

The presence, in person or by properly executed written proxy or properly completed proxy submitted by telephone or Internet, of the holders of a majority of the total number of votes of the issued and outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”), entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions and broker non-votes, if any, will be included in the calculation of the number of shares present at the Annual Meeting for purposes of determining a quorum.

The Company has a majority voting standard for the election of directors in uncontested elections. Accordingly, nominees for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. The Company’s Corporate Governance Guidelines (available on the corporate governance page of our Internet website located at www.warnaco.com) provide that an incumbent director who fails to receive the required number of votes for re-election will tender his or her written resignation for consideration by the Board of Directors in accordance with the procedures set forth in the Corporate Governance Guidelines. In determining whether director nominees have received the requisite votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

Approval of the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by properly executed written proxy or properly completed proxy submitted by telephone or Internet, and entitled to vote. In determining whether any such proposal has received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will be counted and will have the same effect as a vote against the proposal.

Outstanding Voting Securities

As of the close of business on March 31, 2011, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 44,663,263 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. Only stockholders of record as of the close of business on March 31, 2011 will be entitled to notice of, and to vote at, the Annual Meeting.

Solicitation Of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission, telegram, telephone and other methods of communication. We are using the services of Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in soliciting proxies. We expect that the fees and expenses to be paid by us for such services will not exceed $10,000. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to their beneficial owners, and we will reimburse them for their reasonable expenses incurred in connection therewith. Directors, officers and other regular employees of Warnaco, as yet undesignated, may also request the return of proxies by telephone, telegram, personal visit or otherwise.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, nine Directors are to be elected to serve until the next annual meeting and until their successors have been elected and qualified. The nine nominees for Director (each of whom is currently a member of the Board of Directors) are David A. Bell, Robert A. Bowman, Richard Karl Goeltz, Joseph R. Gromek, Sheila A. Hopkins, Charles R. Perrin, Nancy A. Reardon, Donald L. Seeley and Cheryl Nido Turpin. Certain biographical information regarding each of the nine nominees is set forth below.

All properly executed written proxies and properly completed proxies submitted by telephone or Internet will be voted “FOR” the election of the Board of Directors’ nominees unless contrary instructions are given. If one or more of the Board of Directors’ nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of Directors is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ITS
NOMINEES, WHICH IS DESIGNATED AS ITEM NO. 1 ON THE ENCLOSED PROXY CARD.

BIOGRAPHICAL INFORMATION

Set forth below are the name, age (as of March 31, 2011), positions and offices with Warnaco, if applicable, and other selected biographical information of each (i) Director nominee and (ii) non-Director executive officer of Warnaco.

Biographical Information of the Director Nominees

Charles R. Perrin, 65, has been a Director of Warnaco since April 2003 and has served as our Non-Executive Chairman since March 2004. Mr. Perrin served as Acting Non-Executive Chairman from January 2004 until March 2004. Mr. Perrin served as Chairman of Avon Products, Inc. (“Avon”) from May 1999 to November 1999 and Chief Executive Officer of Avon from July 1998 to November 1999. He served as Avon’s Vice Chairman from January 1998 to May 1999 and Avon’s Chief Operating Officer from January 1998 to July 1998. Mr. Perrin served as Chairman and Chief Executive Officer of Duracell International, Inc. from 1994 to 1996. He is the Chairman of the Board of Save the Children International and a Trustee of Save the Children U.S., a Director of Campbell Soup Company and Eastern Mountain Sports and Co-Founder and Trustee of the Perrin Family Foundation. Mr. Perrin was a Trustee of Ability Beyond Disability from 2000 to 2006, Trinity College from 2000 to 2008 and Green Chimneys from 2008 to 2009. Mr. Perrin was the Chairman of Clearpool, Inc. from 2002 to 2008. Mr. Perrin’s experience as a Chief Executive Officer at various international consumer products companies allows him to provide valuable insights into our industry and the Company’s business.

David A. Bell, 67, has been a Director of Warnaco since April 2003. In addition, Mr. Bell serves as a senior advisor to AOL. Previously, he served as Co-Chairman of The Interpublic Group of Companies, a provider of advertising, specialized marketing and communication services, from January 2005 until March 15, 2006, Chairman and Chief Executive Officer from February 2003 to January 2005 and Vice Chairman from June 2001 to February 2003. From March 1999 to 2001, Mr. Bell served as Chairman and Chief Executive Officer of True North Communications, Inc., a provider of advertising and marketing communication services. From 1992 to March 1999, he served as Chairman and Chief Executive Officer of Bozell Worldwide. Mr. Bell serves on the Board of Directors of Primedia, Inc. and Lighting Sciences Group Corporation. Mr. Bell is currently an operating advisor of Pegasus Capital Advisors, L.P., Chairman of PRO-AD PAC (the advertising industry’s political action committee), and is the Vice Chairman of the Board of Directors of The National Forest Foundation and Co-Chairman of the Advertising Council Advisory Group. Mr. Bell served on the Board of Directors of Point Blank Solutions Inc. from 2006 to 2008, as a Director of the Freedom Group Inc. from 2008 to 2010 and a Director of The New York City Partnership from 2003 to 2006. Mr. Bell’s executive experience as a former Chief Executive Officer of various international businesses, combined with his specialized knowledge of advertising, marketing practices and digital media, allow him to advise us both on corporate and operational matters.

Robert A. Bowman, 55, has been a Director of Warnaco since January 2004. He currently serves as President and Chief Executive Officer of Major League Baseball Advanced Media (“MLB.com”), the Internet and interactive media unit of Major League Baseball. Prior to joining MLB.com in November 2000, Mr. Bowman was President and Chief Executive Officer of Cyberian Outpost, Inc., an online retailer of computers and electronics. Before he joined Cyberian Outpost in September 1999, Mr. Bowman held several senior management positions at ITT Corporation, including President, Chief Operating Officer and Chief Financial Officer. Earlier in his career, Mr. Bowman served for eight years as Treasurer of the State of Michigan. Mr. Bowman is currently a Director of Take-Two Interactive Software Inc. and Geeknet, Inc. Mr. Bowman served as a director of Blockbuster, Inc. from

2003 to 2010 and World Wrestling Entertainment, Inc. from 2003 to 2008. Mr. Bowman’s experience as a Chief Executive Officer of various media companies and his knowledge of digital media, as well as his extensive financial experience in both the public and private sectors, allows him to provide valuable insights to our Company.

Richard Karl Goeltz, 68, has been a Director of Warnaco since July 2002. From 1996 to 2000, Mr. Goeltz served as Vice Chairman and Chief Financial Officer of the American Express Company, a provider of travel, payment, financial advisory and international banking services. Previously, Mr. Goeltz was Group Chief Financial Officer and a member of the Board of Directors of NatWest Group (“NatWest”), the parent company of National Westminister Bank PLC. Prior to joining NatWest, Mr. Goeltz served The Seagram Company for over 20 years in a variety of management positions, including Executive Vice President — Finance. Mr. Goeltz is a Director of the New Germany, the European Equity and the Central Europe and Russia Funds and Aviva plc, a member of the Council on Foreign Relations, a member of the Council and Court of Governors of the London School of Economics and Political Science and a trustee of the American Academy in Berlin. Mr. Goeltz served as a Director of Federal Home Loan Mortgage Corporation (“Freddie Mac”) from 2003 to 2008, Delta Airlines from 2007 to 2008 and Opera Orchestra of New York from 1978 to 2007. He was also a member of the Board of Overseers of Columbia Business School. Mr. Goeltz’s background as a Chief Financial Officer and executive at various international financial institutions and consumer product companies has given him the background to assist the Company, particularly regarding the global financial issues that face our Company.

Joseph R. Gromek, 64, has served as President and Chief Executive Officer of Warnaco since April 2003, at which time he was also elected to the Board of Directors. From 1996 to 2002, Mr. Gromek served as President and Chief Executive Officer of Brooks Brothers, Inc., a clothing retailer. From January 2002 until he joined Warnaco in April 2003, Mr. Gromek worked as an independent consultant. Over the last 25 years, Mr. Gromek has held senior management positions with Saks Fifth Avenue, Limited Brands, Inc. and AnnTaylor Stores Corporation. Mr. Gromek is a member of the Board of Directors of Wolverine World Wide, Inc., a footwear and apparel company. Mr. Gromek also serves on the Board of Directors of Ronald McDonald House, Stanley M. Proctor Company and the American Apparel & Footwear Association; as a member of the Board of Governors of the Parsons School of Design, as a member of the Board of Trustees of the Trevor Day School, as a Trustee of the New School and as a member of the Advisory Board of the Fashion Institute of Technology. Mr. Gromek’s extensive experience as a clothing retailer and apparel industry executive, as well as his role as the Company’s Chief Executive Officer, provide him with invaluable knowledge of and expertise in our business and industry.

Sheila A. Hopkins, 55, has been a Director of Warnaco since July 2003. Ms. Hopkins currently serves as Vice President and General Manager, Professional Oral Care, a subsidiary of Colgate-Palmolive Company, a consumer products company. From January 2004 to January 2007, she served as Vice President — Palmolive Equity Global Business Development and from September 1997 to January 2004, she served as Vice President, General Manager of U.S. Personal Care. Previously she served as Vice President of U.S. Marketing at Tambrands and in various marketing positions at Procter & Gamble Company. Ms. Hopkins currently is a member of the Board of Directors of Volunteers of America, the Consumer Healthcare Products Association and the ADA Foundation. Ms. Hopkins’ years of corporate experience as an executive in the consumer products industry, particularly regarding the development and marketing of consumer products, provide her with a background that is relevant to our business and allows her to advise us on a range of global matters.

Nancy A. Reardon, 58, has been a Director of Warnaco since July 2006. Ms. Reardon currently serves as Senior Vice President and Chief Human Resources and Communications Officer at Campbell Soup Company, a global manufacturer of soup, beverage and prepared food products. Prior to joining Campbell Soup Company, from 2002 to 2004, Ms. Reardon served as Executive Vice President of Human Resources for Comcast Cable Communications, Inc., a provider of cable television and communication services. Previously, from 1996 to 2002, she served as Partner and Executive Vice President, Human Resources and Corporate Affairs, Borden Capital Management Partners, a provider of private equity investments, corporate governance, mergers and acquisitions and strategic partnering expertise. Between 2004 and 2011, Ms. Reardon served on the Board of the Mann Center for Performing Arts and currently is a member of the Board of Directors of the Adirondack Museum. She also Co-Chairs the CHRO

Board Academy. As a human resources executive in various global industries, Ms. Reardon has years of corporate experience and knowledge in public company governance and compensation practices, which provide her with extensive knowledge of many issues that affect our business.

Donald L. Seeley, 67, has been a Director of Warnaco since July 2005. From April 2000 to May 2010, Mr. Seeley was an adjunct lecturer and the Director of the Applied Investment Management Program at the University of Arizona. From July 1997 to March 2000, Mr. Seeley was Vice Chairman and Chief Financial Officer of True North Communications. Earlier, he was President and Chief Executive Officer of the Alexander Consulting Group. He currently is a member of the Board of Trustees of William Blair Mutual Funds. From April 2002 to March 2006, Mr. Seeley served on the Board of Directors of Beverly Enterprises Inc. where he was also Chairman of the Audit Committee. Mr. Seeley has extensive experience as a Chief Executive Officer and Chief Financial Officer at various companies in the financial services and other industries, which provides him with a financial background that is relevant to our business and allows him to advise us on a range of matters.

Cheryl Nido Turpin, 63, has been a Director of Warnaco since April 2004. From June 1994 to August 1997, Ms. Turpin served as President and Chief Executive Officer of The Limited Stores. From January 1990 to June 1994, she was President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited Stores, Inc. Prior to that, Ms. Turpin was President and Chief Executive Officer of Weinstocks, a full line department store. Ms. Turpin is a Director of Footlocker, Inc. and Stage Stores, Inc. As a former apparel industry Chief Executive Officer, Ms. Turpin brings more than 30 years of both executive experience and industry specific knowledge, which allows her to provide guidance and insight to our business.

Biographical Information of the Non-Director Executive Officers

Lawrence R. Rutkowski, 53, currently serves as the Company’s Executive Vice President and Chief Financial Officer. From September 2003 until March 2005, Mr. Rutkowski served as our Senior Vice President and Chief Financial Officer. From December 1999 to June 2003, he served as Executive Vice President and Chief Financial Officer at Primedia, Inc., a targeted media company. From November 1993 to December 1999, he served at National Broadcasting Company/General Electric as Senior Vice President and Chief Financial Officer — Strategic Business Development and Controller of Corporate Finance. Previously, Mr. Rutkowski held a senior management position at Walt Disney Studios.

Helen McCluskey, 56, joined the Company in July 2004 as Group President-Intimate Apparel and, in June 2007, also assumed global responsibility for our Swimwear brands. In those roles, she was responsible for all aspects of our intimate apparel and swimwear brands including Calvin Klein underwear and swimwear, Warner’s, Olga, Body Nancy Ganz and Speedo. In September 2010, Ms. McCluskey was named Chief Operating Officer, adding to her responsibilities oversight of the Calvin Klein Jeans and Chaps brands as well as all of the Company’s international businesses, and our global supply chain sourcing operations. Prior to joining the Company, Ms. McCluskey served as Group President of the Moderate Women’s Sportswear division of Liz Claiborne Corporation from August 2001 to June 2004. Previously, she spent 18 years at Sara Lee Corporation’s intimate apparel units where she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001.

Martha P. Olson, 55, currently serves as Group President-Intimate Apparel and Swimwear and is responsible for all aspects of our intimate apparel and swimwear brands including Calvin Klein underwear and swimwear, Warner’s, Olga, Body Nancy Ganz and Speedo. Ms. Olson joined the Company in 2004 as President-Core Brands and added responsibility for Calvin Klein Underwear in 2008. Prior to joining the Company, Ms. Olson worked for Edison Schools, Inc. from 2002 to 2004. Previously, she worked at Sara Lee Corporation from 1992 until 2001, Nestle USA from 1990 until 1992, and General Mills, Inc. from 1981 until 1990.

Dwight Meyer, 58, currently serves as the Company’s President-Global Sourcing, Distribution and Logistics. Mr. Meyer is responsible for all aspects of our worldwide sourcing, distribution and logistics operations. From April 2005 until March 2007, Mr. Meyer served as our President-Global Sourcing. Prior to joining the Company, Mr. Meyer served as Executive Vice President of Global Sourcing of Ann Taylor Stores Corporation, a specialty clothing retailer of women’s apparel, shoes and accessories, from 1996 until April 2005. Previously, he served as

President and Chief Operating Officer of C.A.T. (a joint venture between AnnTaylor Stores Corporation and Cygne Design) and Vice President, Sourcing for the Abercrombie & Fitch division of M.A.S.T. Industries.

Frank Tworecke, 64, joined the Company as Group President-Sportswear in May 2004. From November 1999 to April 2004, Mr. Tworecke served at Bon-Ton Stores, a department store operator — from June 2000 to April 2004 as President and Chief Operating Officer and from November 1999 to June 2000 as Vice Chairman. Previously, he was President and Chief Operating Officer of Jos. A. Bank. Mr. Tworecke has also held senior management positions with other specialty and department store retailers including MGR, Inc., Rich’s Lazarus Goldsmith (now known as Macy’s), and John Wanamaker. In addition, Mr. Tworecke is a member of the Board of Advisors of Grafton-Fraser Inc., a private, Toronto-based mens’ apparel retailer and a member of the Business Advisory Council of the Department of Applied Economics and Management of Cornell University.

Stanley P. Silverstein, 58, currently serves as the Company’s Executive Vice President-International Strategy and Business Development. From March 2005 until January 2006, Mr. Silverstein served as our Executive Vice President-Corporate Development. From March 2003 to March 2005, Mr. Silverstein served as our Senior Vice President-Corporate Development and served as our Chief Administrative Officer from December 2001 until January 2006. Mr. Silverstein served as the Company’s Vice President and General Counsel from December 1990 until February 2003 and as its Secretary from January 1987 until May 2003. In May 2004, Mr. Silverstein, without admitting or denying the findings, entered into a settlement with the Securities and Exchange Commission (“SEC”) pursuant to which the SEC found that Mr. Silverstein had willfully aided and abetted and caused certain violations by the Company of the federal securities laws and issued an administrative order requiring that Mr. Silverstein cease and desist from causing any violations and any future violations of such laws.

Jay L. Dubiner, 47, joined the Company in September 2008 as Senior Vice President, General Counsel and Corporate Secretary. Prior to this, Mr. Dubiner served as Of Counsel for Paul, Hastings, Janofsky & Walker, LLP from April 2006 until August 2008. Previously, he held the position of Executive Vice President, Corporate Development & General Counsel for Martha Stewart Living Omnimedia, Inc. from February 2004 until January 2006. Prior to this, Mr. Dubiner provided legal and corporate development consulting services to clients primarily in the media industry. From February 2000 to March 2002, he served as Senior Vice President, Business Development & Strategic Planning for a division of The Universal Music Group. Mr. Dubiner was an associate in the corporate department of the New York law firm of Paul Weiss Rifkind Wharton & Garrison from September 1993 to February 2000 where he specialized in mergers and acquisitions. He has an additional two years experience practicing law at the law firm of Osler Hoskin & Harcourt in Toronto, Canada.

Elizabeth Wood, 49, joined the Company as Senior Vice President-Human Resources in September 2005. In March 2011, Ms. Wood was named Executive Vice President-Human Resources. From May 2002 to August 2005, Ms. Wood served as a consultant for The Breakthrough Group, a consulting company that focuses on executive and employee training and development. From May 1996 to February 2002, Ms. Wood served as the Executive Vice President of Human Resources of Brooks Brothers, Inc. Previously, Ms. Wood served as Corporate Human Resources Director of Marks and Spencer Group, plc. Ms. Wood serves on the Board of Directors of Volunteers of America — Greater New York.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The Board of Directors has determined that Messrs. Bell, Bowman, Goeltz, Perrin and Seeley and Mmes. Hopkins, Reardon and Turpin (comprising a majority of Warnaco’s Board of Directors) are independent directors as defined in the NYSE listing standards.

The Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics for Principal Executive and Senior Financial Officers and an Employee Code of Business Conduct and Corporate Ethics Policy (“Code of Conduct”), all of which are posted, along with our Charter, By-Laws and Committee Charters, on the corporate governance page of our Internet website located at www.warnaco.com. Our website address is provided throughout this Proxy Statement as an inactive textual reference only. The information provided on our website is not part of this Proxy Statement and is not incorporated by reference. Any amendment to, or waiver of, the Code of

Ethics for Principal Executive and Senior Financial Officers will be disclosed on our website. We do not currently expect to make any such waivers.

The Board of Directors has an active role in the oversight of the Company’s risks. The Board and its committees regularly review enterprise risks that are identified, assessed and managed by the Company. This allows the Board to ensure that it is aware of the likelihood, potential impact and mitigation of all risks in order to protect stockholder interests. In addition, the Company’s corporate governance structure includes separate positions for an independent, non-executive Chairman of the Board of Directors and a Chief Executive Officer. We believe that this structure reflects the highest corporate governance standards and that the division of these positions also provides enhanced protection of stockholders’ interests.

The Board of Directors held eight meetings in the fiscal year ended January 1, 2011 (“Fiscal 2010”). During Fiscal 2010, all of the Directors attended at least 75% of the meetings of the Board of Directors and the respective committees of the Board of Directors of which they were a member. Warnaco strongly encourages, but does not require, members of the Board of Directors to attend annual stockholder meetings. Our Corporate Governance Guidelines provide that independent Directors will meet without management at regularly scheduled executive sessions at least quarterly, in conjunction with regularly scheduled Board meetings, and at such other times as they deem appropriate. The Non-Executive Chairman, Mr. Perrin, presides over the executive sessions of the Board of Directors.

The Board of Directors has adopted certain processes for receiving communications from all interested parties, including stockholders. Other than communications related to stockholder proposals, which shall be submitted to the Board of Directors following the procedures set forth under “Stockholder Proposals” below and, in the case of recommendations for Director candidates, the procedures set forth under “Nominating and Corporate Governance Committee” below, interested parties may contact any member (or all members) of the Board of Directors (including, without limitation, any committee of the Board of Directors or any chair of any such committee) by mail or electronically. To communicate with the Board of Directors, any individual Director or any group or committee of Directors, interested parties may address correspondence to the Board of Directors or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent to us “c/o Corporate Secretary” at The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018. This contact information is also available on the corporate governance page of our Internet website at www.warnaco.com. On the corporate governance page, interested parties will find an on-line form that may be used for writing an electronic message to the Board of Directors, any individual Director, or any group or committee of Directors. The website includes instructions for sending such messages. Interested parties may also communicate with such persons by sending an e-mail to board@warnaco.com. All communications received from interested parties will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising or promotions of a product or service will be forwarded promptly to the addressees.

In Fiscal 2010, the Board of Directors had the following standing committees: Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Currently, the Directors serving on each committee are as follows:

Nominating and Corporate
Audit	Governance	Compensation

Donald L. Seeley, Chairman Robert A. Bowman Richard Karl Goeltz Charles R. Perrin Nancy A. Reardon	David A. Bell, Chairman Sheila A. Hopkins Charles R. Perrin Donald L. Seeley Cheryl Nido Turpin	Cheryl Nido Turpin, Chairman David A. Bell Robert A. Bowman Richard Karl Goeltz Sheila A. Hopkins Charles R. Perrin Nancy A. Reardon

Audit Committee

The Audit Committee, which met eight times in Fiscal 2010, is primarily responsible for: (i) monitoring the quality and integrity of Warnaco’s financial statements and related disclosure and systems of internal controls regarding risk management, finance and accounting; (ii) monitoring all material matters relating to Warnaco’s capital structure, financial policies, capital investments, and related matters; (iii) appointing and overseeing the independent auditors and approving in advance the independent auditors’ fee arrangements, other terms of service and scope of audit; (iv) monitoring the independent auditors’ qualifications and independence; (v) approving in advance any non-audit services to be provided by the independent auditors; (vi) in consultation with management, overseeing the appointment, compensation, performance, replacement, reassignment or dismissal of the principal internal auditor; (vii) reviewing the scope, planning and staffing of the proposed annual internal audit plan; (viii) providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors; (ix) monitoring Warnaco’s compliance with legal and regulatory requirements; (x) reviewing and approving related party transactions pursuant to Warnaco’s policy governing such transactions (which policy, adopted by the Committee on March 6, 2007, codified Warnaco’s existing practices); (xi) monitoring the management and administration of Warnaco’s pension plan; and (xii) issuing the report required by the SEC to be included in Warnaco’s annual proxy statement.

In Fiscal 2010, the members of the Audit Committee were Mr. Bowman, Mr. Goeltz, Ms. Reardon, Mr. Perrin and Mr. Seeley, Chairman. Each member of the Audit Committee during Fiscal 2010 was, and each member currently is, an independent director under the NYSE listing standards and qualified pursuant to the additional NYSE requirements for audit committee members, in each case, as determined by the Board of Directors. The Board of Directors has determined that Mr. Seeley is an “audit committee financial expert” as that term is defined in the applicable SEC rules and in satisfaction of the applicable audit committee requirements of the NYSE listing standards; however, he is not an auditor or accountant for Warnaco, he does not perform field work and is not an employee of Warnaco. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed an “expert” for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended. In addition, such designation or identification does not impose on such person any duties, obligations or liabilities that are greater than that imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

The Audit Committee has established procedures for: (i) the receipt, retention and treatment of complaints received by Warnaco regarding accounting, internal accounting controls, misuse or inappropriate use of corporate assets or auditing matters or potential violations of law; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters or potential violations of law. Such procedures are described in the Audit Committee’s written charter referred to below.

The Audit Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. The Audit Committee reviews its charter annually and amends it from time to time, as necessary. In addition, the Audit Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Nominating and Corporate Governance Committee and our Board of Directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which met five times in Fiscal 2010, has as its primary purposes: (i) assisting the Board of Directors by actively identifying individuals qualified to become Directors; (ii) recommending to the Board of Directors the Director nominees for election at annual meetings of stockholders; (iii) recommending to the Board of Directors nominees to serve on committees of the Board of Directors and members of each committee to serve as Chair of that committee; (iv) recommending to the Board of Directors compensation amounts (including cash and equity compensation) for Directors; (v) monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (vi) leading the Board of Directors, each committee of the Board of Directors and management in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; (vii) overseeing compliance with our Code of Conduct; (viii) developing, recommending to the

Board of Directors and administering our Corporate Governance Guidelines; and (ix) reviewing and recommending to the Board of Directors guidelines and opportunities for providing ongoing education for Directors.

In Fiscal 2010, the members of the Nominating and Corporate Governance Committee were Mr. Bell, Ms. Hopkins, Mr. Perrin, Mr. Seeley and Ms. Turpin. Mr. Perrin served as the Chairman of the Nominating and Corporate Governance Committee from 2003 until May 12, 2010. As part of its regular process for rotation of Committee chairmen, the Nominating and Corporate Governance Committee recommended, and the Board of Directors appointed, Mr. Bell as Chairman of the Nominating and Corporate Governance Committee, effective May 13, 2010. Each member of the Nominating and Corporate Governance Committee during Fiscal 2010 was, and each member currently is, an independent director under the NYSE listing standards as determined by the Board of Directors.

The Nominating and Corporate Governance Committee has adopted a policy to generally ensure that the minimum qualifications for serving as a Director of Warnaco are that a nominee: (i) demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of Warnaco; and (ii) be a person of the highest integrity and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Corporate Governance Committee examines candidates’ specific experiences and skills in light of: (i) the needs of Warnaco and the Board of Directors; (ii) time availability in light of other commitments; (iii) potential conflicts of interest; and (iv) independence from management and Warnaco.

When the Board of Directors seeks to identify candidates to serve as Directors, the Nominating and Corporate Governance Committee engages executive search or consulting firms to assist in the process of identifying Director candidates. The Nominating and Corporate Governance Committee also will consider Director candidates recommended by stockholders. In order to have a candidate considered by the Nominating and Corporate Governance Committee, stockholders must submit the following information for each person the stockholder recommends:

(i) the name, age, business address and residence address of such person;

(ii) the principal occupation of such person; and

(iii) (a) the class or series and number of shares of stock of the Company which are owned by such person and any affiliates or associates of such person, (b) the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares, (c) whether and the extent to which any derivative positions are held by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (d) whether any derivative, hedging or other transactions have been entered into by or on behalf of such nominee or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the nominee.

Stockholders must also submit the following information as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made:

(i) the name and record address of such person;

(ii) (a) the class or series and number of shares of stock of the Company which are owned by such person and any affiliates or associates of such person, (b) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares, (c) whether and the extent to which any derivative positions are held by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company and (d) whether any derivative, hedging or other transactions have been entered into by or on behalf of such stockholder or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the stockholder;

(iii) a description of all agreements or understandings between such person, or any affiliates or associates of such person, and any proposed nominee, and any material interest of such person in such nomination; and

(iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

The stockholder recommendation and information described above must be sent to the Nominating and Corporate Governance Committee “c/o Corporate Secretary” at The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018. The Nominating and Corporate Governance Committee will accept recommendations of Director candidates throughout the year; however, in order for a recommended Director candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by our Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of our most recent annual meeting of stockholders. In the event that an upcoming annual meeting is called for a date that is not within 30 days before or after such anniversary date, the recommendation must be received no later than the close of business 10 days after the notice of the upcoming annual meeting was mailed, or such public disclosure of the date of the annual meeting was made, whichever first occurs. Information regarding the procedure for submitting stockholder nominations to the Board of Directors also can be found on the corporate governance page of our Internet website located at www.warnaco.com.

In considering all Board of Director candidates, the Nominating and Corporate Governance Committee will take into consideration the needs of Warnaco and the Board of Directors as well as the qualifications of the candidate. To ensure that the Board is comprised of Directors who provide innovation, creativity and strategic direction, the Nominating and Corporate Governance Committee considers diversity as a factor in the selection of board candidates. The Nominating and Corporate Governance Committee approaches diversity broadly and takes into account candidates’ various professional and personal backgrounds, skill sets and business perspectives. The Board of Directors also benchmarks candidates to ensure that it is able to review a broad range of candidates that meet the criteria described herein. This focus on diversity of background and experience is designed to create a Board of Directors that functions at the highest level and is well-positioned to approach any challenges and opportunities that the Company may face. The Nominating and Corporate Governance Committee regularly evaluates the composition of the Board of Directors in light of the Company’s strategies, business focus and related factors.

Once a potential candidate has been identified by the Nominating and Corporate Governance Committee or recommended by a stockholder or independent third party executive search or consulting firm, the Committee may collect and review publicly available information regarding such potential candidate to assess whether he or she is eligible for further consideration. If the Nominating and Corporate Governance Committee should determine that a candidate warrants further consideration, the Chairman or another member of the Committee will contact the candidate directly to make him or her aware of the potential candidacy. Generally, if the candidate expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee will request further information from the candidate in order to review his or her accomplishments and qualifications and will conduct one or more interviews with the candidate. The Nominating and Corporate Governance Committee may also review a potential candidate’s qualifications as compared to the qualifications of other candidates that may be under consideration. In certain instances, Nominating and Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that have first-hand knowledge of the candidate’s accomplishments to assist in the evaluation process. The Committee’s evaluation process shall not vary based on whether a candidate is recommended by a stockholder, although, as stated above, the Committee may take into consideration the number of shares held by a recommending stockholder and the length of time such shares have been held.

The Nominating and Corporate Governance Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. The Nominating and Corporate Governance Committee reviews its charter at least annually and amends it from time to time as necessary. In 2011, the Nominating and Corporate Governance Committee amended its charter to clarify its objectives with respect to director resignation policies and director education. In addition, the Nominating and Corporate Governance Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the process and manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Board of Directors.

As noted herein, the Nominating and Corporate Governance Committee is also advised by Towers Watson from time to time with respect to the Company’s Non-Executive Chairman and Director compensation.

Compensation Committee

The primary purpose of Warnaco’s Compensation Committee, which met seven times in Fiscal 2010, is to discharge the responsibilities of the Board of Directors relating to all compensation, including equity compensation, of Warnaco’s executive officers. The Compensation Committee also oversees Warnaco’s broad-based benefit programs. The Compensation Committee has overall responsibility for evaluating and making recommendations to the Board of Directors regarding (i) the performance and compensation of Warnaco’s Chief Executive Officer and other executive officers and (ii) Warnaco’s equity-based and incentive compensation plans, policies and programs. In addition, the Compensation Committee undertakes a regular review of Warnaco’s executive compensation philosophy. Through this review process, combined with evaluation of the practices of our industry peers and consultation with outside consultants, the Compensation Committee manages our executive compensation practices. The Compensation Committee retains discretion over compensation decisions in order that it may regularly monitor pay against performance and determine how to compensate appropriately to encourage and reward performance. The Compensation Committee meets regularly in private executive session with Towers Watson (see “Compensation Consultant” below for additional information) to discuss executive compensation matters.

In addition, the Compensation Committee undertakes an annual self-evaluation of its practices and operations to ensure that all members of the Committee are satisfied with the manner in which the Committee is executing its duties. The self-evaluation results are reviewed by our Nominating and Corporate Governance Committee and our Board of Directors.

In Fiscal 2010, the members of the Compensation Committee were Mr. Bell, Mr. Bowman, Mr. Goeltz, Ms. Hopkins, Mr. Perrin, Ms. Reardon and Ms. Turpin, Chairman. Each member of the Compensation Committee during Fiscal 2010 was, and each member currently is, an independent director under the NYSE listing standards as determined by the Board of Directors.

The Compensation Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. The Compensation Committee reviews its charter annually and amends it as necessary.

Compensation Consultant

Beginning in 2004, the Compensation Committee retained Towers Watson (formerly known as Towers Perrin) as its independent compensation consultant to advise the Compensation Committee on all matters related to executive compensation, general compensation programs and other compensation and benefits-related matters. Other than the services described below (all of which have been reviewed and approved by the Compensation Committee), Towers Watson and its affiliates provide no other services to, and are not otherwise affiliated with, Warnaco.

Representatives of Towers Watson assist the Compensation Committee in selecting an appropriate peer group and in analyzing the peer group’s pay practices. Our Compensation Committee considers this information in determining the compensation of our executive officers. As part of its engagement, Towers Watson regularly provides guidance relating to our overall compensation practices, in addition to advice regarding best practices in the industry and broader marketplace.

Towers Watson also advises our Nominating and Corporate Governance Committee with respect to Director compensation, including annual compensation, meeting fees and equity awards. Additionally, management may from time to time utilize Towers Watson’s proxy data and other information services. This use is limited in nature and is subject to review and approval by the Compensation Committee, in its sole discretion. In 2010, the Company did not pay fees to Towers Watson or any of its affiliated companies of over $120,000 for other services.

Our relationship with Towers Watson continues in 2011.

Compensation Programs and Risk

In 2010, the Company conducted an initial risk assessment of its global compensation programs for employees. We concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on our Company.

The risk assessment, which was conducted by Warnaco’s human resources and internal audit teams, with input and advice from the finance and legal departments as well, consisted of an analysis and review of the processes for overseeing and monitoring the programs and the policies Warnaco has in place to mitigate risks. Specifically, we reviewed all significant compensation programs, including (i) base salaries for employees; (ii) incentive programs for sales executives in various global locations; (iii) the global incentive compensation program for executives; and (iv) the global equity plan for executives. The results of this review were presented to the Compensation Committee.

As a result of the risk assessment, we concluded that our overall compensation packages contain an appropriate mix of long- and short-term incentives and balance risk and potential reward in a manner that is appropriate to the circumstances and in the best interests of our stockholders. In particular, the target compensation mix for executive officers provides for approximately 30% of overall compensation to be tied to short-term (typically annual) incentives. We believe that this percentage provides appropriate incentive for the attainment of short-term performance goals and does not inappropriately emphasize the attainment of these short-term goals over the attainment of long-term results. We further noted that our annual incentive program for executives is subject to both (i) a maximum payout limitation and (ii) discretionary reduction (if such a reduction is determined to be appropriate by the Compensation Committee). We believe that these two factors each operate to reduce any incentive for an executive to take inappropriate risks in pursuit of annual bonus compensation; by limiting the potential “upside” for annual bonus compensation, we also limit the chance that an executive will be motivated to act in a manner that is not in our long-term interest.

We also noted our practice of granting annual equity awards with three-year vesting periods. The length of the vesting period and the fact that recipients of equity awards will typically be subject to overlapping three-year vesting periods encourages employees to focus on long-term results in order for these awards to be more valuable. This focus on long-term results is further emphasized by our Equity Ownership and Retention Policy, described more fully below. By requiring each executive officer to hold equity worth at least three times such executive’s annual salary (five times in the case of the Chief Executive Officer), the Company further emphasizes the importance of long-term results. In addition, recent amendments to the Equity Ownership and Retention Policy expand the holding requirements to an additional group of senior management who are required to hold equity with a value equal to one and a half times annual salary.

As discussed more fully below, we also have in place a “clawback” policy which provides for us to recover both annual incentive compensation payments and proceeds of equity awards under appropriate circumstances. We believe that clawback policies such as these lessen the risk that our employees will take inappropriate risks in order to earn incentive compensation.

We further noted that our compensation process includes regular oversight of the compensation programs by the Compensation Committee. In addition, we concluded that:

(i) none of our business units carries a significant portion of our risk profile;

(ii) our compensation programs and practices are structured similarly across all of our business units;

(iii) none of our business units is significantly more profitable than any other business unit;

(iv) compensation expense is not a significant percentage of any business unit’s revenues; and

(v) our compensation programs do not vary significantly from our overall risk and reward structure.

Following this internal assessment, we presented a summary of our process, findings and preliminary conclusions to the Compensation Committee. The Compensation Committee believes that the Company’s compensation programs balance risk and potential reward in a manner that is appropriate to the circumstances and in the best interests of our stockholders over the long term.

The Company continues to evaluate potential risks associated with our compensation practices and policies as well as in our process for establishing compensation.

Compensation Committee Interlocks and Insider Participation

None.

Certain Relationships and Related Person Transactions

We have adopted a written Policy and Procedures with respect to Related Person Transactions (available on the corporate governance page of our Internet website located at www.warnaco.com) relating to the review, approval and ratification of related person transactions, including transactions that are disclosable under SEC Regulation S-K, Item 404(a). Generally, our policy requires that our Audit Committee review and approve transactions involving more than $120,000 in which Warnaco is a participant and in which any of the following persons has a direct or indirect material interest: any of our Directors (or nominees) or executive officers or any person known to be the beneficial owner of more than 5% of our voting securities, any immediate family member of, or any person sharing a household with, any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Prior to the consummation of any transaction with a related person (regardless of the dollar amount involved), full disclosure of all facts and circumstances of such transaction must be made to our legal department. The legal department then determines whether such transaction or arrangement requires the approval of the Audit Committee. If appropriate, the transaction is submitted to the Audit Committee for consideration at the next Committee meeting or, in those instances where the legal department, in consultation with the Chief Executive Officer or Chief Financial Officer, determines it is not practicable or desirable to wait until the next meeting, to the Chair of the Committee (who possesses delegated authority to act between Committee meetings with regard to these matters).

The Audit Committee (or Chair, as applicable) will approve only those related person transactions that are in, or not inconsistent with, the best interests of Warnaco and its stockholders. Our written policies also include similar procedures relating to the review and ratification of any related person transaction not previously approved pursuant to the policy, and procedures for identifying related persons.

There were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, required to be disclosed under SEC Regulation S-K, Item 404(a).

DIRECTOR COMPENSATION

Compensation of our independent Directors is structured to provide pay commensurate with the work required of them and to align independent Directors’ goals with those of stockholders. In addition, independent Director compensation is evaluated annually to ensure consistency with peer company practices, as well as the broader marketplace.

Fiscal 2010 Director Compensation

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved Fiscal 2010 compensation for our independent Directors and our Non-Executive Chairman at the same levels as those provided in Fiscal 2009. Specifically, the compensation for our independent Directors (other than our Non-Executive Chairman, whose compensation is described separately below): (i) $50,000 in cash; and (ii) Common Stock issued under the 2005 Stock Incentive Plan with a value of $90,000; and (iii) fees of $1,200 per day for attendance at meetings of the Board’s Committees. The Company does not pay fees for attendance at meetings of the Board of Directors.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the following Fiscal 2010 compensation for our Non-Executive Chairman — Charles R. Perrin: (i) $210,000 in cash and (ii) Common Stock issued under the 2005 Stock Incentive Plan with a value of $125,000. The Non-Executive Chairman did not receive fees for attendance at meetings of the Board of Directors or its Committees or Committee Chairman fees.

In addition, in Fiscal 2010, the Chairmen of the Audit and Compensation Committees each were paid additional fees of $15,000. In Fiscal 2010, Mr. Seeley served as Chairman of the Audit Committee, Ms. Turpin served as Chairman of the Compensation Committee In Fiscal 2010, Mr. Perrin served as Chairman of the Nominating and Corporate Governance Committee until May 12, 2010. Mr. Bell assumed the role of Chairman of the Nominating and Corporate Governance Committee on May 13, 2010 and continues to serve in this position. As noted above, Mr. Perrin did not receive a Committee Chairman fee. Following Mr. Bell’s appointment, the Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, a Chairman fee of $10,000 for the Nominating and Corporate Governance Committee. Mr. Bell recused himself from the votes to approve the Chairman fee.

Directors were also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

It is our policy that no additional remuneration is paid to employees who serve as Directors of Warnaco.

In December 2006, the Nominating and Corporate Governance Committee approved The Warnaco Group, Inc. Non-Employee Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) for our independent Directors effective beginning in 2007. The Directors Deferred Compensation Plan provides for an annual elective deferral of cash and/or stock retainer and/or meeting fees into an unfunded individual account, the performance of which is linked to investment options selected by each participant. The Directors Deferred Compensation Plan continues to be in effect.

Director Compensation Table

The following table discloses compensation earned by or paid to our non-management Directors with respect to Fiscal 2010:

	Fees
	Earned or
	Paid in	Stock
	Cash	Awards		Total
Name	($)	($) (a)		($)

Charles R. Perrin	$210,000	$124,977	(b)	$334,977
Robert A. Bowman	$65,600	$89,971		$155,571
David A. Bell	$74,300	$89,971		$164,271
Richard Karl Goeltz	$69,200 (b)	$89,971	(b)	$159,171
Sheila A. Hopkins	$64,400 (b)	$89,971	(b)	$154,371
Nancy A. Reardon	$69,200 (b)	$94,965	(b)(c)	$164,165
Donald L. Seeley	$81,800	$89,971		$171,771
Cheryl Nido Turpin	$79,400	$94,965	(b)(c)	$174,365

(a)	The amounts shown are the grant date fair value calculated in accordance with FASB ASC topic 718, excluding the offset of estimated forfeitures. The assumptions used are described on pages F-12, F-13 and F-42 of our Annual Report on Form 10-K filed with the SEC on March 1, 2011.

(b)	The value shown above has been deferred until the Director ceases to serve as a Director of Warnaco, pursuant to the Director’s election under the Directors Deferred Compensation Plan.

(c)	These amounts include certain one-time equity awards to Ms. Reardon and Ms. Turpin of 104 restricted stock units, respectively, granted on September 8, 2010. The restricted stock units become payable, in Common Stock, within 60 days following the reporting person’s termination of service as a director, pursuant to elections by Ms. Reardon and Ms. Turpin under the Directors Deferred Compensation Plan.

2011 Director Compensation

In January 2011, as part of its regular annual calendar, the Nominating and Corporate Governance Committee evaluated and proposed Director and Non-Executive Chairman compensation for 2010. At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the following compensation for our independent Directors (other than our Non-Executive Chairman, whose compensation is described separately below), which represents an increase in both the cash and equity components of the compensation package: (i) $55,000 in cash; (ii) Common Stock issued under the 2005 Stock Incentive Plan with a value of $95,000; and (iii) fees of $1,200 per day for attendance at meetings of the Board’s committees. The Company does not pay fees for attendance at meetings of the Board of Directors.

At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors did not alter the compensation of our Non-Executive Chairman. Therefore, the Fiscal 2010 compensation arrangements described above for Mr. Perrin remain in effect for Fiscal 2011.

At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors did not alter the fees to be paid to the Chairmen of the Audit, Compensation Committee and Nominating and Corporate Governance Committees. In Fiscal 2011, Mr. Seeley continues to serve as Chairman of the Audit Committee, Ms. Turpin continues to serve as Chair of the Compensation Committee and Mr. Bell continues to serve as Chairman of the Nominating and Corporate Governance Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Warnaco’s compensation programs are designed to align compensation with business objectives and results, and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term value of the Company. The Compensation Committee sets the Company’s overall compensation strategy and goals for all employees on an annual basis. In 2010, Warnaco achieved record revenue and earnings per share in 2010 based on the continued successful execution of our key strategic initiatives. Specifically, we further developed the Calvin Klein brand internationally; expanded our direct to consumer footprint in existing geographies and in new markets; continued to manage our heritage businesses for profitability; engaged customers worldwide with innovative product offerings supported by memorable marketing campaigns; and continued to strive for operational excellence. As a result of these efforts, and in spite of the continued global economic challenges, Warnaco delivered the following 2010 results:

•	Net revenues were $2.3 billion, an increase of 14% from 2009

•	Net income per diluted share increased to $2.99 per share compared to $2.05 for 2009

•	Cash and cash equivalents were $191.2 million at year-end

•	Net cash flow provided by continuing operations was $225.4 million

•	We repurchased 2.4 million shares of Common Stock for approximately $116.4 million, pursuant to our share repurchase programs, and redeemed approximately $160.0 million of long-term debt

Compensation of our Named Executive Officers (as defined on page 26 hereof) and of our management team for 2010 is consistent with the principles of our compensation philosophy, reflects the Company’s strong financial performance, the cumulative return to stockholders in 2010 and the overall stability of the executive team. Our compensation philosophy is designed to (i) align Warnaco’s and its associates’ goals with stockholder interests; (ii) attract and retain world-class talent; (iii) ensure that pay is competitively positioned within our pre-determined peer group and the marketplace; (iv) reward superior performance and limit rewards for performance below targets; and (v) operates as a retention tool for key talent. Our 2010 compensation packages reflect these guiding principles.

Overview and Business Goals

Warnaco’s mission is to become the premier global apparel company. To achieve this ambitious objective, we established the following strategic initiatives, which we continued to successfully implement in 2010:

•	Maximize opportunities in our Calvin Klein businesses

•	Expand our international reach

•	Grow our direct to consumer platform

•	Manage our heritage businesses for profitability

To realize our corporate goals and strategic initiatives, we rely on the contributions of all of Warnaco’s associates worldwide. In 2010, we continued our focus on building a corporate culture that recognizes the collective contributions of all employees, appreciates personal contributions to superior products and performance, promotes the values of diversity and respect in the workplace and encourages and rewards teamwork, collaboration and innovation.

In addition, we remain committed to exploring new opportunities to meet the needs of our customers and, in turn, to driving improvement in stockholder returns.

Compensation Philosophy and Supporting Objectives

Our compensation philosophy is designed to support our business mission, strategic objectives and corporate culture. As summarized above, the four core principles of the compensation philosophy are to:

•	Align Warnaco’s and its associates’ goals with stockholder interests

•	Attract and retain world-class talent

•	Pay competitively compared with our pre-determined peer group and the marketplace

•	Reward superior performance and limit rewards for performance below targets

These principles form the framework for the Compensation Committee and management to evaluate existing compensation programs and implement new ones, from time to time. The Compensation Committee assesses and adjusts the philosophy, as necessary, to ensure that it meets changing economic, business and competitive conditions and that it continues to be aligned with our corporate objectives and stockholder interests. The Compensation Committee has a rigorous annual process that allows for ample time to review the underlying philosophy and design of its programs, assess corporate and individual performance and evaluate the actual compensation proposals for individual executives, with respect to both corporate and individual performance. In 2010, the Compensation Committee continued to respond to continuing global economic challenges and made decisions about compensation accordingly. In addition, as part of our Board of Directors’ and management teams’ continued commitment to enterprise risk management, the Compensation Committee reviews and analyzes on a regular basis, risks associated with our compensation philosophy and global compensation programs as described in more detail above under “Compensation Programs and Risk”.

The following supporting objectives are designed to facilitate the application of the compensation philosophy:

•	Paying for performance with respect to performance targets that are aggressive, but achievable without excessive risk-taking;

•	Consideration of competitive compensation practices, job scope and responsibility;

•	Emphasis on team accountability by structuring certain incentive awards that are primarily based on the results of Warnaco and each of our business units, with adjustments for individual performance in cases of significant under- or over-performance;

•	Determination of incentive payment awards based on a predetermined quantitative framework, the quality of earnings, and a rigorous discretionary review of qualitative results;

•	Application of our compensation philosophy globally, with adjustments to individual compensation packages based on local legal requirements and standards of practice;

•	Motivation to achieve business goals through executive compensation that is tied primarily to our overall financial and strategic results; and

•	Creation of compensation packages for senior level associates and executives that (i) tie compensation to Company performance; (ii) are weighted toward long-term equity incentives; and (iii) closely align employees’ and stockholders’ goals.

Named Executive Officer Compensation

In compensating Named Executive Officers, the Compensation Committee considers factors relating to each Named Executive Officer’s individual position and performance, including professional history and experience, relevant skill set, scope of duties, and achievement of financial goals and strategic and tactical objectives. In addition, the Compensation Committee evaluates each Named Executive Officer’s contribution to his or her business unit (where appropriate) and Warnaco generally, including performance relative to our peer group companies and the overall marketplace. Furthermore, the Compensation Committee takes into account other quantitative or qualitative measures of performance, as appropriate, including, with respect to the Chief Executive Officer, performance evaluations of the Board of Directors and, with respect to our other Named Executive Officers, compensation recommendations submitted by the Chief Executive Officer. The Compensation Committee also considers the effect of certain external factors including, but not limited to, overall market conditions and retention risk. Total compensation packages as well as each element of compensation (i.e., base salary, incentive compensation, long-term incentives and benefits and perquisites) are intended to provide a competitive compensation package as compared to similarly-situated executives at the peer group companies.

Throughout our fiscal year, the Compensation Committee follows a pre-established process to evaluate and set compensation levels for executive officers. The Compensation Committee regularly reviews:

•	The annual establishment of financial, strategic and operational goals for our business as well as our Chief Executive Officer’s and other Named Executive Officers’ ongoing performance against those goals

•	The composition of the peer group of companies used for benchmarking executive compensation

•	Our Named Executive Officers’ competitive compensation positioning compared to peer companies and the marketplace

•	Our performance against our annual budget and operating plan, as approved by the Board of Directors

•	Our overall financial results, both independently and as compared to the results of our peer companies

•	The manner in which our compensation philosophy is implemented

The process described above forms the basis for the Compensation Committee’s decisions regarding executive compensation, which are made annually before the end of our first fiscal quarter. Once the Compensation Committee makes executive compensation decisions for a given fiscal year, it begins the process of reviewing and evaluating the factors noted above for the subsequent year.

Competitive Market for Talent

In order to ensure that we meet both our short- and long-term business goals in our corporate and operating areas, it is critical that we attract and retain a quality, highly-motivated and experienced team of executive officers and associates. To this end, our executive compensation packages are designed to be competitive with those of our peer group companies.

When measuring the level of compensation for Named Executive Officers against the competitive market, the Compensation Committee uses pay data provided in the proxy disclosure of a predetermined set of peer companies, comprising wholesale and/or vertically-integrated retail apparel companies, with revenues in a range comparable to ours. The Compensation Committee regularly evaluates the peer group to determine whether refinements are required. In 2008, with the assistance of Towers Perrin (now known as Towers Watson), our compensation consultant (whose role is more fully described on page 12 above), we further refined the criteria used to determine our peer group to provide that a company is included in the peer group if it:

(i) has revenue of more than one-half times that of Warnaco;

(ii) is primarily an apparel retailer or wholesaler that designs and develops its own product;

(iii) is not primarily focused on footwear or children’s wear; and

(iv) is headquartered in the United States.1

We review the peer group regularly in order to ensure that all of the above criteria continue to be met. We have determined that our current peer group of companies2 is:

Abercrombie & Fitch Aeropostale American Eagle Outfitters AnnTaylor Stores Charming Shoppes Chico’s FAS Coach Inc. Columbia Sportswear Dress Barn Guess? Hanesbrand	J. Crew Group, Inc.[3] The Jones Group Inc. Liz Claiborne Inc. Phillips-Van Heusen Polo Ralph Lauren Quicksilver The Talbots Inc. VF Corp.

In the event revenue of a peer company exceeds two times that of Warnaco (i.e., Polo Ralph Lauren and VF Corp.), the relative size of the company is taken into consideration when reviewing its data.

The Compensation Committee also relies in part on additional pay practice and competitive data, in particular with regard to individuals who may be recruited from outside the apparel industry, which is provided by Towers Watson from time to time as necessary.

1 As our company has become more international, we have reviewed the possibility of including non-U.S. based companies in the peer group. However, we have found that it is difficult to make a clear comparison of total compensation between U.S.-based and non-U.S.-based companies due to differences in local norms, foreign exchange fluctuations and tax regimes. Though we do not include non-U.S.-based companies in the peer group at this time, international compensation data may be used to provide context for our key hires, executive compensation programs and international relocation packages, as appropriate.
2 The Compensation Committee agreed to changes to the peer group in 2010, which resulted in the exclusion of New York & Company and Pacific Sunwear of California. These companies experienced changes in their overall revenues and are no longer comparable to Warnaco in light of the criteria outlined above.
3 On March 7, 2011, J. Crew Group, Inc. announced the completion of its acquisition by Chinos Holdings, Inc. and Chinos Acquisition Corporation, affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P. and the delisting of its common stock from the New York Stock Exchange. The Compensation Committee will take this into consideration when it reviews the composition of the peer group during the next annual cycle.

Compensation Components

We believe that the combination of base salary, short-term incentives, long-term incentives and benefits and perquisites should be increasingly weighted toward variable compensation as the amount of a Named Executive Officer’s total responsibility increases.

Components of Overall Compensation

The chart below summarizes each component of compensation as a targeted approximate percentage of overall compensation for both our Chief Executive Officer and our other Named Executive Officers:

				Long-
		Short-		Term
	Base	Term	Total	Incentives
Position	Salary	Incentives	Cash	(Equity)

President & CEO	20%	30%	50%	50%
Chief Operating Officer	26%	26%	52%	48%
Executive Officers	35%	30%	65%	35%

The components of our executive compensation program are more specifically described below:

Base Salary

We provide base salaries that are intended to be competitive with those offered to comparable executives at our peer companies. The Company believes that competitive base salaries are essential to our ability to attract and retain critical executives from both within and outside of the apparel industry. To this end, base salaries are reviewed annually for competitive benchmarking. However, base salaries are not necessarily increased every year, as they vary along with the experience, proficiency, scope of responsibility and potential future value of a Named Executive Officer to Warnaco.

Base salary is not intended to be the primary method of rewarding performance for Named Executive Officers. Instead, we believe that incentive compensation and equity awards, each as described in detail below, are the appropriate methods to reward Named Executive Officers’ achievement of short- and long-term goals.

Incentive Compensation

We provide annual incentive compensation in order to reward Named Executive Officers for meeting annual financial and strategic goals that contribute to the achievement of our short- and long-term business objectives and that are aligned with our stockholders’ interests.

Following the Board of Directors’ review of the operating plan, the Compensation Committee approves specific and measurable financial, operational and strategic goals for the Named Executive Officers in order to determine annual incentive compensation awards under the Warnaco Incentive Compensation Plan (the “WICP”). At the beginning of each fiscal year, the Compensation Committee establishes a target incentive compensation award amount that is (i) reflected as a percentage of base salary for Named Executive Officers and other participating employees, (ii) competitive with our peer group and (iii) linked to the overall performance of the Company and/or one or more of our operating divisions, on a percentage basis, depending upon the individual’s duties and responsibilities. During the year, the Compensation Committee regularly reviews these goals to monitor our progress. Following the end of the applicable fiscal year, the Compensation Committee assesses the achievement of these goals and determines the amounts to be paid as incentive compensation awards for that fiscal year. In making this determination, the Compensation Committee considers the following factors:

•	Our achievement of pre-determined financial goals

•	Our overall performance against other aspects of our operating plan

•	Our revenue, earnings and earnings per share performance relative to our peer companies

•	Our achievement of pre-determined qualitative goals

•	Our Board of Directors’ assessment of our Chief Executive Officer’s performance

•	Our Chief Executive Officer’s assessment of each Named Executive Officer’s performance

•	Other quantitative and qualitative factors related to the quality of our performance and the strength of our strategic position

The members of our Compensation Committee have frequent access to, and interaction with. the Named Executive Officers during the course of the year, which enables them to directly assess each Named Executive Officer’s individual performance against the above-listed factors. Awards under the WICP, which are based on pre-determined financial goals and are subject to discretionary decrease, but not increase, based on the factors listed above, are intended to be our primary vehicle for grants of short-term incentive compensation. In certain circumstances, incentive compensation may also be granted in the form of discretionary bonus awards granted outside the WICP. Awards granted under the WICP are intended to be eligible for deductibility under Section 162(m) of the Internal Revenue Code (the “Code”), as discussed below under “Limitations on Deductibility of Executive Compensation”.

Equity Awards

Long-term incentives in the form of equity awards are a critical component of executive compensation. Long-term incentives are designed to create strong links between the interests of our Named Executive Officers and shareholders. Specifically, our equity awards are designed to:

•	Align Named Executive Officers’ and stockholders’ interests

•	Reward Named Executive Officers for superior Warnaco performance

•	Provide an important component of the overall competitive compensation package

•	Act as a retention incentive

•	Focus Named Executive Officers on attainment of long-term business goals to drive stockholder value

Annual equity award values are intended to be competitive with our peer companies, but may vary based on the recommendation of the Compensation Committee with respect to the performance of our Chief Executive Officer, the recommendation of our Chief Executive Officer with respect to the performance of each other Named Executive Officer, scope of responsibilities, experience, retention risk, and/or potential future value to Warnaco. The ultimate value of the grant delivered (and our associated competitive positioning) will be determined over time by our stock price.

Beginning in 2010, we adjusted our compensation packages to provide annual equity awards to all Named Executive Officers in the form of (i) time-vested restricted stock; (ii) performance shares (i.e., performance-vested restricted shares) and (iii) time-vested stock options. Stock options are granted with an exercise price equal to the fair market value of the underlying Warnaco stock as of the date of grant. Performance shares have a three-year performance period and participants may earn from 0% to 150% of granted “target” shares based on Company performance against pre-established metrics. In January 2011, the Compensation Committee determined that Warnaco had met its pre-established metric for 2010 and therefore “banked” 25% of each participant’s award, such that the awards now cannot be less than 25% of target.

The mix of awards granted as either options, performance shares or restricted stock is designed to balance the retention power of restricted stock with the leverage inherent in stock options and performance shares. Restricted stock vests at the end of three years and stock options vest ratably over a three-year period and each option grant remains exercisable for 10 years after the date of grant. This vesting results in a significant amount of restricted shares and options at risk of forfeiture at any time. To this end, restricted stock awards assist with our retention goals. To make restricted stock awards a more effective retention tool and to better align Named Executive Officers’ and stockholders’ interests, beginning in 2009 the Compensation Committee determined that vesting of restricted stock shall occur at the end of the three-year vesting period, rather than ratably over the period. The 10-year term of the options provides Named Executive Officers an incentive to work towards our long-term goals and to drive initiatives that will enhance stock price performance.

Benefits and Perquisites

We provide certain benefits and perquisites to our Named Executive Officers to meet competitive norms. These benefits and perquisites typically focus on insurance coverage and automobile services and allowances. All special benefit and perquisite amounts to Named Executive Officers (as defined below) are disclosed in a footnote to the Summary Compensation Table. Additionally, Named Executive Officers are eligible to participate in (i) Warnaco-sponsored retirement plans available to all of our employees; (ii) contractual supplemental award arrangements as described below under “Post-Termination Compensation”; and (iii) The Warnaco Group, Inc. Deferred Compensation

Plan (the “Deferred Compensation Plan”), which provides select U.S.-based employees who participate in the WICP and earn $180,000 per year or more with the option to defer all or a portion of base salary and bonus into an unfunded individual account, the performance of which is linked to investment options selected by each participant.

Tax Assistance or “Gross-Ups”

In 2008, the Compensation Committee eliminated the provision of tax assistance or “gross-ups” related to perquisites available to our Named Executive Officers, with the exception of tax assistance related to a local apartment rental to Mr. Tworecke as described in the “Summary Compensation Table” below. Beginning in 2009, the Compensation Committee eliminated the provision of tax assistance or “gross-ups” related to all forms of perquisites available to our Named Executive Officers.

2010 Compensation

In March 2010, the Compensation Committee approved 2010 base salaries, target incentive compensation awards and equity grants for the Named Executive Officers. These compensation award targets and equity grants were consistent with the Compensation Committee’s philosophy set forth above and its prior practices.

The 2010 base salaries, target incentive compensation awards and equity grants, which include time-vested restricted shares, performance shares, stock options and grants made pursuant to supplemental awards (as described under “Employment Agreements” below), for Named Executive Officers were as follows:

		Primary Basis of
		Incentive	Target Incentive
	2010 Base	Compensation	Compensation
Named Executive Officer	Salary	Award (a)	Award	Equity Grant

Joseph R. Gromek	$1,150,000	Earnings per diluted share of Warnaco	150% of base salary; maximum 200% of target	22,150 Restricted shares; 22,150 performance shares; 49,000 stock options; and 10,961 restricted stock units under the terms of a supplemental award
Lawrence R. Rutkowski	$625,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	5,650 Restricted shares; 5,650 performance shares; 12,500 stock options; and 1,577 restricted shares under the terms of a supplemental award
Helen McCluskey(b)	$840,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	7,700 Restricted shares; 7,700 performance shares; 17,050 stock options; and 2,103 restricted shares under the terms of a supplemental award
Frank Tworecke	$800,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	7,250 Restricted shares; 7,250 performance shares; 16,100 stock options; and 2,648 restricted shares under the terms of a supplemental award
Dwight Meyer	$695,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	6,150 Restricted shares; 6,150 performance shares; 13,650 stock options; and 1,761 restricted shares under the terms of a supplemental award

(a)	In 2010, the performance metric was $2.80, which was approximately 90% of the earnings guidance for earnings per diluted share from continuing operations, on an as adjusted basis excluding restructuring expenses (as disclosed in our March 1, 2010 earnings press release). Achievement of the performance goal was not an automatic guarantee that a Named Executive Officer was entitled to receive such incentive award, because the Committee retained “downward discretion” to reduce any such award, as described in “Incentive Compensation” above. For example, in 2007 and 2009, the Company exercised discretion in reducing the amount of awards below those earned by the Named Executive Officers.

(b)	On September 8, 2010, in connection with her promotion to Chief Operating Officer, Ms. McCluskey’s base pay increased to $900,000 and her incentive compensation award target increased to 90% of base salary. In addition, she received a one-time grant of 62,474 restricted shares, also in connection with her promotion.

2011 Compensation

In March 2011, the Compensation Committee approved 2011 base salaries, target incentive compensation awards and equity grants for the Named Executive Officers. These compensation award targets and equity grants were consistent with the Compensation Committee’s philosophy set forth above and its prior practices.

The 2011 base salaries, target incentive compensation awards and equity grants, which include time-vested restricted shares, performance shares, stock options and grants made pursuant to supplemental awards (as described under “Employment Agreements” below), for Named Executive Officers are as follows:

		Primary Basis of
		Incentive	Target Incentive
	2011 Base	Compensation	Compensation
Named Executive Officer	Salary	Award (a)	Award	Equity Grant

Joseph R. Gromek	$1,200,000	Earnings per diluted share of Warnaco	150% of base salary; maximum 200% of target	27,600 restricted shares; 27,600 performance shares; 59,700 stock options; and 11,789 restricted stock units under the terms of a supplemental award
Lawrence R. Rutkowski	$650,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	4,100 restricted shares; 4,100 performance shares; 8,900 stock options; and 1,452 restricted shares under the terms of a supplemental award
Helen McCluskey	$900,000	Earnings per diluted share of Warnaco	100% of base salary; maximum 200% of target	9,700 restricted shares; 9,700 performance shares; 21,050 stock options; and 2,020 restricted shares under the terms of a supplemental award
Frank Tworecke	$825,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	5,200 restricted shares; 5,200 performance shares; 11,300 stock options; and 2,418 restricted shares under the terms of a supplemental award

Primary Basis of
		Incentive	Target Incentive
	2011 Base	Compensation	Compensation
Named Executive Officer	Salary	Award (a)	Award	Equity Grant

Dwight Meyer	$720,000	Earnings per diluted share of Warnaco	85% of base salary; maximum 200% of target	4,550 restricted shares; 4,550 performance shares; 9,850 stock options; and 1,616 restricted shares under the terms of a supplemental award

(a)	In 2011, the performance metric is $3.55, which is approximately 90% of the earnings guidance for earnings per diluted share from continuing operations, on an as-adjusted basis excluding restructuring expenses (as disclosed in our February 28, 2011 earnings press release). As noted in the “2010 Compensation” table above, achievement of the performance goal does not guarantee that a Named Executive Officer will receive such incentive award, because the Compensation Committee continues to retain “downward discretion” to reduce any such award, as described in “Incentive Compensation” above.

Equity Grant Practices and Equity Ownership and Retention Policy

Equity Grant Practices

We generally grant equity to Named Executive Officers on an annual basis, at the Compensation Committee meeting following the release of the prior year’s annual financial results (or on the date of the annual stockholder meeting, when stock grants are made contingent upon stockholder action). Stock options have an exercise price equal to the closing price of the common shares on the date of grant. Interim grants may also be made upon the hire or promotion of new executive officers, with stock options granted at these times having an exercise price equal to the closing price on the date of hire or promotion.

In 2011, annual equity grants were made at the March 1, 2011 Compensation Committee meeting, following the February 28, 2011 announcement of our 2010 financial results.

In 2007, we approved an Equity Grant Policy (which codified our existing practices) that, among other things, provides that all equity grants are generally approved in advance by the Compensation Committee. The Compensation Committee has delegated authority to the Chair of the Compensation Committee and CEO to approve grants in certain instances relating to hire or promotion awards to employees who are not executive officers and to the CEO and Executive Vice President, Human Resources, to approve grants to individuals earning a base salary below $400,000. However, the Compensation Committee oversees all grants and has established guidelines related to the processes described above. Any grants that may be approved by the Chief Executive Officer and the Executive Vice President, Human Resources, are specifically disclosed to the Compensation Committee at the next Compensation Committee meeting to be held following the date of the grant.

Equity Ownership and Retention Policy

Our Directors, Chief Executive Officer and all other executive officers (including the Named Executive Officers) are subject to our Equity Ownership and Retention Policy for Directors and Senior Management (the “Equity Ownership and Retention Policy”). The Equity Ownership and Retention Policy provides that on and after the later of (i) the fifth anniversary of his or her appointment as an executive officer or Non-Executive Director or (ii) May 28, 2008 (i.e., the fifth anniversary of the effective date of the policy), each participant in the Equity Ownership and Retention Policy shall meet the following requirements:

•	A target equity ownership level for the Chief Executive Officer of equity having a value equal to five times base salary;

•	A target equity ownership level for all other executive officers (including the Named Executive Officers) of equity having a value equal to three times base salary; and

•	A target equity ownership level for Directors of equity having a value equal to three times annual retainer.

In May 2010, in an effort to further align employees’ and stockholders’ interests, we amended the Equity Ownership and Retention Policy to apply to an additional group of senior level managers who also participate in the Performance Share Plan. This additional group of participants has a target equity ownership level of equity having a value equal to one and a half times base salary, which generally must be met by (i) the fifth anniversary of the applicability of the policy to such participant or (ii) May 11, 2016 (the fifth anniversary of the effective date of the amended policy).

For purposes of calculating ownership levels under the Equity Ownership and Retention Policy, ownership includes the: (i) value of Company-granted restricted stock upon which restrictions have lapsed; (ii) value of Common Stock purchased on the open market; (iii) value of shares of Common Stock acquired pursuant to the exercise of stock options; and (iv) share value equivalent of gains on vested unexercised stock options. Value is defined as the greater of the then current fair market value of such shares held of record by a participant or the value of such shares at the time of acquisition. In addition, any participant who would be in compliance with the applicable ownership level on and following the applicable target date will not be deemed to be non-compliant solely due to a decrease in the Company’s stock price; provided the participant does not sell or otherwise dispose of any shares until the target equity ownership level is achieved.

Compliance with the Equity Ownership and Retention Policy is monitored by our General Counsel, under the supervision and direction of the Compensation Committee. The Compensation Committee will determine, in its sole discretion, the appropriate measures to address any non-compliance with the Policy, including but not limited to the option of awarding incentive compensation payments in the form of common stock. Specifically, in 2009, 2010 and 2011, the Compensation Committee reviewed certain instances of non-compliance by certain executive officers and Directors due, in part, to the broad stock market downturn and the related decrease in our stock price. The Compensation Committee continues to closely review and monitor the policy and its participants and recommend amendments, from time to time.

The Equity Ownership and Retention Policy also provides that Directors may not, at any time during their service on our board, sell shares granted to them as compensation or engage in transactions that would hedge their economic interest in the Company’s common stock.

Our Statement of Policy Concerning Purchases and Sales of Company Securities and Conflicts of Interest prohibits Directors and all employees (including Named Executive Officers) from, among other things, trading in options of Warnaco stock or effecting “short sales”.

“Clawback” and Certain Other Compensation Recovery

In accordance with best practices, our equity agreements with Named Executive Officers and other employees include provisions for the repayment of incentives to the Company, commonly referred to as “clawbacks,” which allow us to recover certain previously granted equity awards in certain situations. Specifically, in the event of a termination for cause, we may require employees to forfeit all option gains from options exercised in the previous six months and may rescind all restricted stock which vested in the previous six months. In addition, vested but unexercised options will terminate immediately upon a termination for cause.

In addition, the Compensation Committee may, in its sole discretion, recover all or part of annual incentive compensation payments or net against future payments if it is determined subsequently that the basis on which those awards were made was erroneous.

Limitations on Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of compensation paid to certain of our Named Executive Officers. To qualify for an exemption to such limitation, compensation paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) in excess of $1.0 million per year generally must constitute performance-based compensation under Section 162(m) of the Code. In order to so qualify, compensation must be generally paid solely on account of the attainment of one or more pre-established performance goals established by a committee of two or more “outside directors,” pursuant to an arrangement that has been approved by stockholders. Also, in order for an arrangement to give rise to fully deductible performance-based compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid to the employees covered by Section 162(m) of the Code. Any discretionary bonuses paid to our Chief Executive Officer and other applicable Named Executive Officers may not be fully deductible due to the operation of Section 162(m) of the Code, depending upon the total amount of compensation paid to the executive officer during the year.

The Compensation Committee is aware of the requirements for full deductibility of executive compensation under Section 162(m) of the Code. However, the Compensation Committee will balance the costs and burdens involved in compliance against the value of the tax benefits to be obtained by the Company and may, in certain instances, pay compensation that is not fully deductible if the Compensation Committee determines that the costs and burdens outweigh the benefits.

Post-Termination and Retirement Compensation

The Compensation Committee believes that post-termination benefits are necessary to recruit and retain executive officers and to provide them with a level of long-term financial security commensurate with that offered by our peers.

In addition to the Company’s 401(k) plan, we provide additional retirement benefits to Named Executive Officers in the form of two programs: supplemental awards and deferred compensation. The supplemental awards consist of (i) annual contributions to an unfunded, unsecured individual account, the performance of which is linked to certain investment options chosen by the recipient and (ii) annual grants of restricted shares or restricted stock units. The Deferred Compensation Plan, which is available to select U.S.-based employees in the WICP earning $180,000 per year or more, provides for an annual elective deferral of base salary, and/or incentive bonus into an unfunded individual account, the performance of which is linked to certain investment options chosen by the recipient. These two programs provide for Company-funded and employee-funded retirement savings to supplement the Company contributions and employee tax deferred contributions to our qualified retirement plans.

To ensure that overall compensation packages are competitive, Named Executive Officers have certain contractually agreed upon rights to severance payments, payable under certain conditions. Severance is payable for termination without cause or resignation for good reason. Severance is not payable for termination for cause. If termination (other than for cause) occurs, within one year following a change in control of Warnaco, enhanced severance payments are payable. See below under “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” for additional details on contractual severance payments to our Named Executive Officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears above with Warnaco’s management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Cheryl Nido Turpin (Chair)
David A. Bell
Robert A. Bowman
Richard Karl Goeltz
Sheila A. Hopkins
Charles R. Perrin
Nancy A. Reardon

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below are tables prescribed by the proxy rules of the SEC which present the compensation with respect to Fiscal 2008, Fiscal 2009 and Fiscal 2010 of (i) Mr. Gromek, our President and Chief Executive Officer; (ii) Mr. Rutkowski, our Chief Financial Officer; and (iii) our three most highly compensated executive officers in 2010 other than the Chief Executive Officer and Chief Financial Officer, namely Ms. McCluskey and Messrs. Tworecke and Meyer (collectively, the “Named Executive Officers”). Mr. Meyer did not meet the definition of a Named Executive Officer in Fiscal 2008. However, for the sake of clarity, we have provided compensation data for Mr. Meyer for each of Fiscal 2008, Fiscal 2009 and Fiscal 2010.

Summary Compensation Table for 2010

The following table discloses compensation paid or to be paid to the Named Executive Officers with respect to Fiscal 2010, Fiscal 2009 and Fiscal 2008.

									Change In
									Pension
									Value and
									Nonqualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
Name and Principal		Salary	Bonus		Awards	Awards	Compensation		Earnings	Compensation		Total
Position	Year	($)	($)		($)(c)(d)	($)(f)	($)		($)(l)	($)		($)

Joseph R. Gromek	2010	$1,141,667	$0	(a)	$2,391,696	$981,960	$3,225,750	(g)	$0	$514,565	(p)	$8,255,638
President and Chief	2009	$1,100,000	$0	(a)	$1,427,100	$1,125,011	$2,062,500	(h)	$0	$476,911		$6,191,522
Executive Officer	2008	$1,083,333	$728,750	(b)	$1,948,871	$1,507,935	$1,100,000	(i)	$0	$489,638		$6,858,527
Lawrence R. Rutkowski	2010	$620,833	$0	(a)	$557,317	$250,500	$993,438	(g)	$0	$94,095	(p)	$2,516,183
Executive Vice President	2009	$600,000	$0	(a)	$316,385	$287,666	$765,000	(h)	$0	$89,593		$2,058,644
and Chief Financial Officer	2008	$596,667	$270,300	(b)	$386,616	$318,478	$408,000	(i)	$0	$95,910		$2,075,971
Helen McCluskey	2010	$852,218	$0	(a)	$3,757,531	$341,682	$1,392,393	(g)	$0	$116,190	(p)	$6,460,014
Chief Operating Officer	2009	$800,000	$0	(a)	$472,329	$440,354	$1,020,000	(h)	$0	$109,785		$2,842,468
	2008	$787,500	$360,400	(b)	$589,642	$502,645	$544,000	(i)	$0	$115,273		$2,899,460
Frank Tworecke	2010	$795,833	$0	(a)	$742,165	$322,644	$1,271,600	(g)	$0 (m)	$257,643	(p)	$3,389,885
Group President–	2009	$775,000	$0	(a)	$647,245 (e)	$371,339	$988,125	(h)	$0 (n)	$243,031		$3,024,740
Sportswear	2008	$770,833	$349,138	(b)	$527,114	$411,070	$527,000	(i)	$0 (o)	$321,983		$2,907,138
Dwight Meyer	2010	$690,833	$0	(a)	$862,802	$273,546	$1,104,703	(j)	$0	$101,908	(p)	$3,033,792
President–Global	2009	$670,000	$0	(a)	$353,557	$321,257	$854,250	(k)	$0	$98,014		$2,297,078
Sourcing, Distribution	2008	$666,667	$301,835	(b)	$429,702	$355,108	$455,600	(i)	$0	$101,228		$2,310,140
and Logistics

(a)	No discretionary bonuses were granted in 2010 or 2009.

(b)	Represents discretionary bonus award granted by the Compensation Committee in 2008.

(c)	Reflects awards of time-vested restricted stock and/or restricted stock units. The amounts shown are the grant date fair value calculated in accordance with FASB ASC Topic 718, excluding the offset of estimated forfeitures. The assumptions used with respect to 2010 are described on pages F-12, F-13 and F-42 of our Annual Report on Form 10-K filed with the SEC on March 1, 2011.

(d)	Stock awards for 2010 included performance-based awards. This table reflects the expectation, on the grant date, that 100% of the performance awards will vest at the end of the performance period. The maximum potential value for the performance-based awards is 150% of the grant date fair value, which is as follows for each Named Executive: Mr. Gromek — $1,437,978; Mr. Rutkowski — $366,798; Ms. McCluskey — $499,884; Mr. Tworecke — $470,670; and Mr. Meyer — $399,258.

(e)	This amount includes the total value of a one-time award of 11,049 shares of restricted stock, which vests ratably over three years. These shares were granted to mitigate the financial impact of the Compensation Committee’s decision in 2008 to eliminate all tax assistance or “gross ups” related to perquisites for our executive officers.

(f)	Reflects awards of stock options. The amounts shown are the grant date fair value calculated in accordance with FASB ASC Topic 718, excluding the offset of estimated forfeitures. The assumptions used with respect to 2010 are described on pages F-12, F-13 and F-42 of our Annual Report on Form 10-K filed with the SEC on March 1, 2011.

(g)	Represents incentive compensation paid pursuant to the WICP for 2010. In 2010, the Company exceeded maximum thresholds under the WICP and, therefore, participants were eligible for incentive compensation payments at the maximum levels. As noted above, the Compensation Committee considered certain discretionary factors and reduced incentive compensation payments under the WICP accordingly.

(h)	Represents incentive compensation paid pursuant to the WICP for 2009. In 2009, the Company exceeded maximum thresholds under the WICP and, therefore, participants were eligible for incentive compensation payments at the maximum levels. As noted above, the Compensation Committee considered certain discretionary factors and reduced incentive compensation payments under the WICP accordingly.

(i)	Represents incentive compensation paid pursuant to the WICP for 2008.

(j)	Represents incentive compensation paid pursuant to the WICP for 2010. In 2010, the Company exceeded maximum thresholds under the WICP and, therefore, participants were eligible for incentive compensation payments at the maximum levels. As noted above, the Compensation Committee considered certain discretionary factors and reduced incentive compensation payments under the WICP accordingly. At the discretion of the Compensation Committee, $120,000 of this payment was made in the form of 2,159 shares of Common Stock, pursuant to the Company’s Equity Ownership and Retention Policy.

(k)	Represents incentive compensation paid pursuant to the WICP for 2009. In 2009, the Company exceeded maximum thresholds under the WICP and, therefore, participants were eligible for incentive compensation payments at the maximum levels. As noted above, the Compensation Committee considered certain discretionary factors and reduced incentive compensation payments under the WICP accordingly. At the discretion of the Compensation Committee, $254,250 of this payment was made in the form of 5,436 shares of Common Stock, pursuant to the Company’s Equity Ownership and Retention Policy.

(l)	Represents the change in actuarial present value under all of our retirement plans. Earnings on voluntary employee deferrals under non-tax qualified plans and Warnaco contributions to non-tax qualified deferred compensation arrangements — including those related to Notional Accounts (as defined below under “Employment Agreements”) — do not exceed market rates of return and thus have been excluded from this column.

(m)	There was no change in pension value in 2010 related to Mr. Tworecke’s contractual retirement arrangement as described below in the Pension Benefits Table and, therefore, there is no amount included in the Summary Compensation Table.

(n)	There was a 2009 change in pension value of ($75,702) related to Mr. Tworecke’s contractual retirement arrangement as described below in the Pension Benefits Table. This amount is not included in the Summary Compensation Table because it represents a negative change in pension value.

(o)	There was a 2008 change in pension value of ($17,072) related to Mr. Tworecke’s contractual retirement arrangement as described below in the Pension Benefits Table. This amount is not included in the Summary Compensation Table because it represents a negative change in pension value.

(p)	Individual components of 2010 “All Other Compensation” are disclosed in the following table:

All Other Compensation for 2010

			Contributions to				Local	Tax Gross-Up
			Qualified				Apartment	related to Local
	Contributions to		Defined		Term Life	Executive	Rental and	Apartment Rental
	Notional	Car	Contribution	Car	Insurance	Medical	Travel	and Travel
	Account	Allowance	Plan	Services	Premiums	Expenses	Expenses	Expenses

Joseph R. Gromek	$474,375	$18,000	$12,133	$7,707	$2,350	n/a	n/a	n/a
Lawrence R. Rutkowski	$68,250	$12,000	$12,250	n/a	$1,595	n/a	n/a	n/a
Helen McCluskey	$91,000	$12,000	$12,250	n/a	$940	n/a	n/a	n/a
Frank Tworecke	$114,603	$18,000	$12,250	n/a	$10,960	$1,354	$100,476	n/a
Dwight Meyer	$76,213	$12,000	$12,250	n/a	$1,445	n/a	n/a	n/a

Grants of Plan-Based Awards for 2010

This table discloses the following plan-based awards to Named Executive Officers in Fiscal 2010: WICP, equity awards under the 2005 Stock Incentive Plan and equity awards granted under contractual supplemental award arrangements.

					All		All
					Other		Other
					Stock		Option
					Awards:		Awards:
		Estimated Future Payouts Under			Number of		Number of	Exercise or	Grant Date
		Non-Equity Incentive Plan Awards			Shares of		Securities	Base Price	Fair Value of
		(a)			Stock		Underlying	of Option	Stock and
	Grant	Threshold	Target	Maximum	or Units		Options	Awards	Option
Name	Date	($)	($)	($)	(#)		(#)	($/Sh)	Awards

Joseph R. Gromek	3/3/10	$1,380,000	$1,725,000	$3,450,000	22,150	(b)	n/a	n/a	$958,652
	3/3/10				10,961	(c)	n/a	n/a	$474,392
	3/3/10						49,000 (e)	$43.28	$981,960
	3/3/10				22,150	(g)	n/a	n/a	$958,652
Lawrence R Rutkowski	3/3/10	$425,000	$531,250	$1,062,500	5,650	(d)	n/a	n/a	$244,532
	3/3/10				1,577	(f)	n/a	n/a	$68,253
	3/3/10						12,500 (e)	$43.28	$250,500
	3/3/10				5,650	(g)			$244,532
Helen McCluskey	3/3/10	$595,676	$744,595	$1,489,190	7,700	(d)	n/a	n/a	$333,256
	3/3/10				2,103	(f)	n/a	n/a	$91,018
	3/3/10						17,050 (e)	$43.28	$341,682
	3/3/10				7,700	(g)	n/a	n/a	$333,256
	9/8/10				62,474	(h)	n/a	n/a	$3,000,001
Frank Tworecke	3/3/10	$544,000	$680,000	$1,360,000	7,250	(b)	n/a	n/a	$313,780
	3/3/10				2,648	(f)	n/a	n/a	$114,605
	3/3/10						16,100 (e)	$43.28	$322,644
	3/3/10				7,250	(g)	n/a	n/a	$313,780
Dwight Meyer	3/3/10	$472,600	$590,750	$1,181,500	6,150	(b)	n/a	n/a	$266,172
	3/3/10				1,761	(f)	n/a	n/a	$76,216
	3/3/10						13,650 (e)	$43.28	$273,546
	3/3/10				6,150	(g)	n/a	n/a	$266,172
	3/15/10				5,436	(i)	n/a	n/a	$254,242

(a)	Represents threshold, target and maximum payments under the WICP for Fiscal 2010. No payments will be made for performance below threshold levels. In 2010, under the WICP, the Compensation Committee determined awards based on earnings per diluted share guidance (disclosed in our March 1, 2010 earnings press release). This approach allowed for alignment of internal goals with our stated external earnings per share guidance and long-term strategic plan. Actual payments under the WICP for Fiscal 2010 are provided above in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(b)	Represents awards of restricted stock units, which vest on March 3, 2013.

(c)	Represents awards of restricted stock units pursuant to a supplemental award, as described below under “Employment Agreements”.

(d)	Represents awards of restricted shares, which vest March 3, 2013.

(e)	Represents awards of stock options, with the exercise price determined using the closing stock price on the grant date. One third of the options vest on each of the first, second and third anniversary of the grant date.

(f)	Represents awards of restricted shares pursuant to a supplemental award, as described below under “Employment Agreements”.

(g)	Represents awards of performance shares/units approved at the March 3, 2010 Compensation Committee meeting.

(h)	Represents award of restricted shares, which vest one-half on March 8, 2012 and one-half on September 8, 2013.

(i)	Represents award of restricted shares, which vested on March 15, 2010.

Outstanding Equity Awards at Fiscal Year-End for 2010

The following table discloses outstanding restricted stock awards and stock option grants to the Named Executive Officers as of January 1, 2011. Where applicable, the value of equity-related awards is based on the January 1, 2011 closing price of our Common Stock of $55.07. For additional clarification, the table includes total amounts of exercisable and unexercisable options for each Named Executive Officer.

	Option Awards							Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
				Equity						Awards:	Market or
				Incentive						Number of	Payout
				Plan				Number of	Market	Unearned	Value of
				Awards:				Shares	Value of	Shares,	Unearned
	Number of	Number of		Number of				or Units	Shares or	Units or	Shares,
	Securities	Securities		Securities				of Stock	Units of	Other	Units or
	Underlying	Underlying		Underlying				That	Stock	Rights	Other
	Unexercised	Unexercised		Unexercised	Option			Have	That	That	Rights That
	Options	Options		Unearned	Exercise		Option	Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable		Options	Price		Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)		(#)	($)		Date	(#)	($)	(#)	($)

Joseph R. Gromek	127,500	0		n/a	$21.83	(d)	5/23/2015	157,301 (e)	$8,662,566	n/a	n/a
	138,300	0			$23.21	(d)	2/28/2016
	75,100	0			$27.07	(d)	3/07/2017
	49,400	24,700	(a)		$50.13	(d)	5/14/2018
	30,700	61,400	(b)		$27.02	(d)	5/13/2019
	0	49,000	(c)		$43.28	(d)	3/3/2020
Total	421,000	135,100
Lawrence R. Rutkowski	40,800	0		n/a	$21.83	(d)	5/23/2015	36,042 (i)	$1,984,833	n/a	n/a
	36,600	0			$23.21	(d)	2/28/2016
	16,100	0			$27.07	(d)	3/07/2017
	10,433	5,217	(f)		$50.13	(d)	5/14/2018
	7,850	15,700	(g)		$27.02	(d)	5/13/2019
	0	12,500	(h)		$43.28	(d)	3/3/2020
Total	111,783	33,417
Helen McCluskey	26,800	0		n/a	$27.07	(d)	3/07/2017	113,182 (m)	$6,232,933	n/a	n/a
	16,467	8,233	(j)		$50.13	(d)	5/14/2018
	12,017	24,033	(k)		$27.02	(d)	5/13/2019
	0	17,050	(l)		$43.28	(d)	3/3/2020
Total	55,284	49,316

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
			Equity						Awards:	Market or
			Incentive						Number of	Payout
			Plan				Number of	Market	Unearned	Value of
			Awards:				Shares	Value of	Shares,	Unearned
	Number of	Number of	Number of				or Units	Shares or	Units or	Shares,
	Securities	Securities	Securities				of Stock	Units of	Other	Units or
	Underlying	Underlying	Underlying				That	Stock	Rights	Other
	Unexercised	Unexercised	Unexercised	Option			Have	That	That	Rights That
	Options	Options	Unearned	Exercise		Option	Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price		Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	(#)	($)		Date	(#)	($)	(#)	($)

Frank Tworecke	13,000	0	n/a	$27.07	(d)	3/07/2017	48,822 (q)	$2,688,628	n/a	n/a
	13,467	6,733 (n)		$50.13	(d)	5/14/2018
	10,134	20,266 (o)		$27.02	(d)	5/13/2019
	0	16,100 (p)		$43.28	(d)	3/3/2020
Total	36,601	43,099
Dwight Meyer	12,000	0	n/a	$27.07	(d)	3/07/2017	38,518 (u)	$2,121,186	n/a	n/a
	11,633	5,817 (r)		$50.13	(d)	5/14/2018
	8,767	17,533 (s)		$27.02	(d)	5/13/2019
	0	13,650 (t)		$43.28	(d)	3/3/2020
Total	32,400	37,000

(a)	Represents options granted on May 14, 2008, of which 24,700 options vested on March 5, 2011.

(b)	Represents options granted on May 13, 2009, of which 30,700 options vested on March 4, 2011 and 30,700 options will vest on March 4, 2012.

(c)	Represents options granted on March 3, 2010, of which 16,334 options vested on March 3, 2011 and 16,333 options will vest on each of March 3, 2012 and March 3, 2013.

(d)	Represents closing stock price on the date of grant.

(e)	Represents (i) restricted shares granted on May 14, 2008, of which 19,933 shares vested on March 5, 2011; (ii) restricted shares granted on May 13, 2009, of which 36,650 shares will vest on March 4, 2012; (iii) restricted stock units granted on March 3, 2010, of which 22,150 will vest on March 3, 2013; (iv) restricted stock units granted on May 23, 2005 under a supplemental award agreement, of which 6,061 shares will vest on September 28, 2011; (v) restricted stock units granted on February 28, 2006 under a supplemental award agreement, of which 5,345 shares will vest on September 28, 2011; (vi) restricted stock units granted on March 7, 2007 under a supplemental award agreement, of which 5,392 shares will vest on September 28, 2011; (vii) restricted stock units granted on March 5, 2008 under a supplemental award agreement, of which 6,026 shares will vest on September 28, 2011; (viii) restricted stock units granted on March 4, 2009 under a supplemental award agreement, of which 22,633 shares will vest on September 28, 2011; (ix) restricted stock units granted on March 3, 2010 under a supplemental award agreement, of which 10,961 shares will vest on September 28, 2011; and (x) performance units granted on March 3, 2010, of which 22,150 shares will vest on March 3, 2013.

(f)	Represents options granted on May 14, 2008, of which 5,217 options vested on March 5, 2011.

(g)	Represents options granted on May 13, 2009, of which 7,850 options vested on March 4, 2011 and 7,850 options will vest on March 4, 2012.

(h)	Represents options granted on March 3, 2010, of which 4,167 options vested on March 3, 2011; 4,166 options will vest on March 3, 2012 and 4,167 options will vest on March 3, 2013.

(i)	Represents (i) restricted shares granted on May 14, 2008, of which 4,200 shares vested on March 5, 2011; (ii) restricted shares granted on May 13, 2009, of which 9,350 shares will vest on March 4, 2012; (iii) restricted shares granted on March 3, 2010, of which 5,650 shares will vest on March 3, 2013; (iv) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 1,497 shares will vest on August 11, 2015; (v) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 1,553 shares will vest on February 28, 2016; (vi) restricted shares granted on March 7, 2007 under a supplemental award agreement, of which 1,366 shares will vest on

March 7, 2017; (vii) restricted shares granted on March 5, 2008 under a supplemental award agreement, of which 1,896 shares will vest on March 5, 2018; (viii) restricted shares granted on March 4, 2009 under a supplemental award agreement, of which 1,651 shares will vest on September 15, 2018 and 1,652 shares will vest on March 4, 2019; (ix) restricted shares granted on March 3, 2010 under a supplemental award agreement, of which 788 shares will vest on September 15, 2018 and 789 shares will vest on March 3, 2020; and (x) performance shares granted on March 3, 2010, of which 5,650 shares will vest on March 3, 2013.

(j)	Represents options granted on May 14, 2008, of which 8,233 options vested on March 5, 2011.

(k)	Represents options granted on May 13, 2009, of which 12,016 options vested on March 4, 2011 and 12,017 options will vest on March 4, 2012.

(l)	Represents options granted on March 3, 2010, of which 5,684 options vested on March 3, 2011; 5,683 options will vest on each of March 3, 2012 and March 3, 2013.

(m)	Represents (i) restricted shares granted on May 14, 2008, of which 6,633 shares vested on March 5, 2011; (ii) represents shares granted on May 13, 2009, of which 14,350 shares will vest on March 4, 2012; (iii) represents shares granted on March 3, 2010, of which 7,700 shares will vest on March 3, 2013; (iv) represents shares granted on September 8, 2010, of which 31,237 shares will vest on each of March 8, 2012 and September 8, 2013; (v) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 1,120 shares will vest on August 11, 2015; (vi) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 1,939 shares will vest on February 28, 2016; (vii) restricted shares granted on March 7, 2007 under a supplemental award agreement, of which 2,347 shares will vest on March 7, 2017; (viii) restricted shares granted on March 5, 2008 under a supplemental award agreement, of which 1,216 shares will vest on March 31, 2017 and 1,217 shares will vest on March 5, 2018; (ix) restricted shares granted on March 4, 2009 under a supplemental award agreement, of which 2,191 shares will vest on March 31, 2017 and 2,192 shares will vest on March 4, 2019; (x) restricted shares granted on March 3, 2010 under a supplemental award agreement, of which 1,051 shares will vest on March 31, 2017 and 1,052 shares will vest on March 3, 2020; and (xi) performance shares granted on March 3, 2010, of which 7,700 shares will vest on March 3, 2013.

(n)	Represents options granted on May 14, 2008, of which 6,733 options vested on March 5, 2011.

(o)	Represents options granted on May 13, 2009, of which 10,133 options vested on March 4, 2011 and 10,133 options will vest on March 4, 2012.

(p)	Represents options granted on March 3, 2010, of which 5,367 options vested on March 3, 2011; 5,366 options will vest on March 3, 2012 and 5,367 options will vest on March 3, 2013.

(q)	Represents (i) restricted shares granted on May 14, 2008, of which 5,433 shares vested on March 5, 2011; (ii) restricted shares granted on March 4, 2009, of which 3,683 shares vested on March 4, 2011 and 3,683 shares will vest on March 4, 2012; (iii) restricted shares granted on May 13, 2009, of which 12,100 shares will vest on March 4, 2012; (iv) restricted stock units granted on March 3, 2010, of which 7,250 will vest March 3, 2013; (v) restricted shares granted on August 11, 2005 under a supplemental award agreement, of which 777 shares will vest on November 2, 2011; (vi) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 1,681 shares will vest on November 2, 2011; (vii) restricted shares granted on March 7, 2007 under a supplemental award agreement, of which 1,279 shares will vest on November 2, 2011; (viii) restricted shares granted on March 5, 2008 under a supplemental award agreement, of which 1,588 shares will vest on November 2, 2011; (ix) restricted shares granted on March 4, 2009 under a supplemental award agreement, of which 2,774 shares will vest on November 2, 2011; (x) restricted shares granted on March 3, 2010 under a supplemental award agreement, of which 1,324 shares will vest on November 2, 2011; and (xi) performance units granted on March 3, 2010, of which 7,250 shares will vest on March 3, 2013.

(r)	Represents options granted on May 14, 2008, of which 5,817 options vested on March 5, 2011.

(s)	Represents options granted on May 13, 2009, of which 8,766 options vested on March 4, 2011 and 8,767 options will vest on March 4, 2012.

(t)	Represents options granted on March 3, 2010, of which 4,550 options vested on March 3, 2011 and 4,550 options will vest on each of March 3, 2012 and March 3, 2013.

(u)	Represents (i) restricted shares granted on May 14, 2008, of which 4,700 shares vested on March 5, 2011; (ii) restricted shares granted on May 13, 2009, of which 10,450 shares will vest on March 4, 2012; (iii) restricted stock units granted on March 3, 2010, of which 6,150 will vest on March 3, 2013; (iv) restricted shares granted on February 28, 2006 under a supplemental award agreement, of which 809 shares will vest on September 18, 2014 and 810 shares will vest on February 28, 2016; (v) restricted shares granted on March 7, 2007 under a supplemental award agreement, of which 978 shares will vest on each of September 18, 2014 and March 7, 2017; (vi) restricted shares granted on March 5, 2008 under a supplemental award agreement, of which 1,021 shares will vest on September 18, 2014 and 1,022 shares will vest on September 18, 2017; (vii) restricted shares granted on March 4, 2009 under a supplemental award agreement, of which 1,844 shares will vest on September 18, 2014 and 1,845 shares will vest on September 18, 2017; (viii) restricted shares granted on March 3, 2010 under a supplemental award agreement, of which 880 shares will vest on September 18, 2014 and 881 shares will vest on September 18, 2017; and (ix) performance units granted on March 3, 2010, of which 6,150 shares will vest on March 3, 2013.

Option Exercises and Stock Vested for 2010

The following table discloses option exercises for the Named Executive Officers in Fiscal 2010 and vesting of restricted shares and/or restricted stock units for Named Executive Officers in Fiscal 2010.

		Option Awards		Stock Awards
		Number of Shares		Number of Shares
		Acquired on	Value Realized on	Acquired on	Value Realized on
		Exercise	Exercise (a)	Vesting	Vesting (b)
Name	Year	(#)	($)	(#)	($)

Joseph R. Gromek	2010	300,000	$12,623,932	35,000	$1,566,950
Lawrence R. Rutkowski	2010	70,000	$2,412,799	7,467	$334,298
Helen McCluskey	2010	43,800	$912,481	12,250	$548,433
Frank Tworecke	2010	16,500	$465,546	14,524	$644,657
Dwight Meyer	2010	0	$0	13,786	$628,071

(a)	The value realized is equal to the number of shares exercised multiplied by the difference between the stock price on the date of the exercise and the option exercise price.

(b)	The value realized is equal to the number of shares which vest multiplied by the stock price at the close of business on the date of vesting.

Pension Benefits for 2010

The following table discloses pension benefits and years of credited services for our Named Executives under (i) Mr. Tworecke’s Employment Agreement.

		Number of Years	Present Value of	Payments During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Joseph R. Gromek	n/a	n/a	n/a	n/a
Lawrence R. Rutkowski	n/a	n/a	n/a	n/a
Helen McCluskey	n/a	n/a	n/a	n/a
Frank Tworecke(a)	Contractual arrangement	5 years, 8 months	$0	$0
Dwight Meyer	n/a	n/a	n/a	n/a

(a)	Pursuant to a letter agreement with Mr. Tworecke, we will, subject to certain terms and conditions, provide him with a non-qualified pension benefit of $75,000 per year, payable following the termination of his employment with us for any reason other than for Cause (as defined in the Tworecke Agreement) for 15 years or, if earlier, until Mr. Tworecke’s death, provided the payments due to Mr. Tworecke will be reduced by the value of any Tworecke Supplemental Awards (as defined in the Tworecke Agreement) that have vested as of the date of his termination. Since Mr. Tworecke’s Supplemental Award value currently exceeds the value of the $75,000 per year non-qualified pension benefit, there is currently no payment due under this provision.

Nonqualified Deferred Compensation for 2010

The following table discloses benefits to Named Executive Officers under our nonqualified deferred compensation arrangements which include the Notional Account portion of certain supplemental awards described below under “Employment Agreements” and the Deferred Compensation Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY (a)	Last FY (b)	Last FY (c)	Distributions	Last FYE (d)
Name	($)	($)	($)	($)	($)

Joseph R. Gromek	$515,625	$474,375	$619,645	$0	$5,266,465
Lawrence R. Rutkowski	$0	$68,250	$66,678	$0	$399,432
Helen McCluskey	$85,222	$91,000	$116,022	$0	$993,855
Frank Tworecke	$277,208	$114,603	$80,256	$0	$954,717
Dwight Meyer	$0	$76,213	$20,828	$0	$365,284

(a)	Represents voluntary contribution by the Named Executive Officer of Base Salary and/or Incentive Compensation to the Deferred Compensation Plan. These amounts are also included in the “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table”.

(b)	Represents Warnaco contributions to the Notional Account as set forth in the contractual supplemental award agreements. These amounts are also included in the “All Other Compensation” column of the “Summary Compensation Table”.

(c)	Represents aggregate investment gains and losses on deferred compensation and Notional Account balances based on investment options chosen by each Named Executive Officer. Amounts are credited or debited with the deemed positive or negative return based on the investment alternatives under Warnaco’s 401(k) plan selected by participants in advance.

(d)	The aggregate balance for each of Mr. Gromek, Mr. Rutkowski, Ms. McCluskey, Mr. Tworecke and Mr. Meyer includes the following amounts (consisting of contributions by Warnaco to each of their respective Notional Accounts) which were also reported in the “All Other Compensation” column of the “Summary Compensation Table” in our Fiscal 2008, Fiscal 2009 and Fiscal 2010 proxy statements: (i) Mr. Gromek — $1,316,187; (ii) Mr. Rutkowski — $202,813; (iii) Ms. McCluskey — $266,428; (iv) Mr. Tworecke — $340,199; and (v) Mr. Meyer — $223,701.

EMPLOYMENT AGREEMENTS

The summaries below disclose the terms and conditions of our employment contracts with our Named Executive Officers. Our other executive officers and certain other key personnel have employment contracts that contain provisions similar to those of the Named Executive Officers described below (other than Mr. Gromek).

Disclosure regarding amounts to be paid to Named Executive Officers in the event of termination or a change in control under these contracts is provided below under “Potential Payments Upon Termination or Change in Control”.

Joseph R. Gromek.  Mr. Gromek is party to an amended and restated employment agreement with Warnaco dated December 19, 2007 (the “Gromek Agreement”), which amended and restated his December 22, 2004 employment agreement. The Gromek Agreement has an initial term of three years and two months, continuing until March 1, 2011, with automatic one-year renewals thereafter unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire. Under the Gromek Agreement, Mr. Gromek is entitled to an annual base salary of $1 million (which may be reviewed annually by the Board of Directors for increase), with a target bonus opportunity for 2007 equal to 125% of his base salary (with a potential maximum award of 200% of target). Mr. Gromek is also generally entitled to employee benefits and perquisites that are no less favorable than those provided to other similarly-situated executives. For each fiscal year during the term, Mr. Gromek continues to have an annual target equity opportunity with a target value on the grant date equal to no less than 100% of his total cash compensation (base salary and target bonus opportunity) and is awarded annually a supplemental award equal to 30% of his prior year’s total cash compensation (base salary and earned annual bonus) (the “Gromek Supplemental Award”). The Gromek Supplemental Award is granted in the form of restricted stock units (“Career Units”); provided, that Mr. Gromek may elect to receive up to 50% of the value of the Gromek Supplemental Award in the form of a credit to a bookkeeping account on Warnaco’s books (“Notional Account”). Amounts credited to Mr. Gromek’s Notional Account are credited (or debited) with the deemed positive (or negative) return based on the investment alternatives under Warnaco’s 401(k) plan selected by Mr. Gromek in advance to apply to such account. Any Gromek Supplemental Award granted prior to April 14, 2008 will vest 50% on April 14, 2008 and 50% on Mr. Gromek’s 65th birthday, while any Gromek Supplemental Award granted on or after April 14, 2008 will vest entirely on Mr. Gromek’s 65th birthday. Mr. Gromek is currently 64 years of age. The Career Units will also vest upon a Change in Control of the Company (as defined in the Gromek Agreement) (provided such event satisfies the definition of a change in control event under Section 409A of the Code) if restricted stock granted under Warnaco’s Stock Incentive Plan also vests upon such event and any balance in the Notional Account will vest and be paid out upon such Change in Control. In all cases, the vested portion of the Gromek Supplemental Award is generally payable in January of the year following the year in which Mr. Gromek’s employment terminates, subject to a six-month delay if so required to comply with Section 409A of the Code.

If Mr. Gromek’s employment terminates due to his death or disability, he (or his legal representatives or estate, as the case may be) will be entitled to (i) a pro-rata bonus for the year of termination based on Warnaco’s performance for such year, (ii) a pro-rata Gromek Supplemental Award for the year of termination, in each case payable within 60 days following Mr. Gromek’s termination or death, and (iii) immediate vesting of all outstanding equity awards and any previously granted Gromek Supplemental Award, with any vested stock options remaining exercisable for the shorter of two years following the date of termination or death or the remainder of the option term. If Mr. Gromek’s employment is terminated without Cause or by Mr. Gromek for Good Reason (each term as defined in the Gromek Agreement) or if we provide notice of non-renewal of the Gromek Agreement and terminate Mr. Gromek’s employment at the end of the term in circumstances that would constitute a termination without Cause, in all cases not in connection with a Change in Control (as defined in the Gromek Agreement), Mr. Gromek will be entitled to (i) payment of 1.5 times base salary and target bonus opportunity, payable within 60 days of the termination date, (ii) a pro-rata bonus for the year of termination based on Warnaco’s performance for such year, (iii) immediate vesting of 50% of any unvested restricted stock award, (iv) two years (or the remainder of the option’s term, if shorter) to exercise vested options, (v) immediate vesting of 50% of any previously granted Career Units which would have vested on the next scheduled vesting date if Mr. Gromek had remained employed through such date; (vi) if termination is prior Mr. Gromek’s 65th birthday, immediate vesting of a pro-rata portion of the unvested balance in the Notional Account based on employment during the period from April 14, 2008 through Mr. Gromek’s 65th birthday and (vii) continued participation in welfare benefit plans until the earlier of 18 months from the date of his termination and the date he obtains equivalent coverage from subsequent employment.

If Mr. Gromek’s employment is terminated by us without Cause or by Mr. Gromek for Good Reason upon or within one year following a Change in Control, his employment is terminated by us without Cause within 90 days prior to a Change in Control (and such termination is in connection with, or in anticipation of, such Change in Control) or if we provide notice of non-renewal of the Gromek Agreement and terminate Mr. Gromek’s employment at the end of the term in circumstances that would constitute a termination without Cause and the term expires within the one year period following a Change in Control, Mr. Gromek will be entitled to (i) three times the sum of base salary plus target bonus, payable within 60 days of the termination date, (ii) a pro-rata bonus for the year of termination based on our performance for such year, (iii) an amount equal to 90% of the total cash compensation used to determine the value of the Gromek Supplemental Award granted immediately prior to the date of termination, payable within 60 days of the termination date, (iv) immediate vesting of all outstanding equity awards (other than Career Units) and any previously granted Gromek Supplemental Award, with vested stock options remaining exercisable for the remainder of their original terms and (v) continued participation in welfare benefit plans until the earlier of 36 months from the date of his termination and the date he obtains equivalent coverage from subsequent employment.

If Mr. Gromek’s employment terminates upon Retirement (as defined in the Gromek Agreement), Mr. Gromek will be entitled to (i) continued vesting of any stock options granted on or after December 19, 2007 as if he had remained an employee, with any such stock options which are exercisable as of his retirement date remaining exercisable until the first anniversary of such date (or the expiration of the option’s term, if shorter) and any such stock options vesting after his retirement date remaining exercisable until the first anniversary of such vesting date (or the expiration of the option’s term, if shorter) and (ii) if on his retirement less than a majority of the members of the Board of Directors are members who were members on December 19, 2007, the balance in the Notional Account shall immediately vest upon the retirement date and be paid out in January of the following year (in accordance with Section 409A of the Code) and any restricted stock or any Supplemental Award in the form of restricted stock units granted to Mr. Gromek after December 19, 2007 will immediately vest as of the retirement date, provided that Mr. Gromek will be restricted from selling such shares (other than to pay taxes associated therewith) until the date the stock or units would have normally vested.

If Mr. Gromek’s employment is terminated by us for Cause or if he voluntarily resigns (other than upon Retirement or for Good Reason), he will be entitled to any vested Gromek Supplemental Award, payable as described above, and Mr. Gromek will forfeit any unvested restricted stock, stock options, restricted stock units and other equity awards as well as any account balance in the Notional Account that remains unvested.

Under the Gromek Agreement, Mr. Gromek is bound by a perpetual confidentiality covenant and is prohibited from competing with us both during employment and for 12 months following termination of employment (24 months in the case of Retirement). Additionally, for 18 months following termination of employment (24 months in the case of Retirement) he is prohibited from soliciting or hiring employees of Warnaco and our affiliates and from soliciting our customers.

If any payments, benefits or entitlements provided to Mr. Gromek under the Gromek Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Gromek would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Lawrence R. Rutkowski.  Mr. Rutkowski is party to an employment agreement with Warnaco dated September 11, 2003, which was amended on August 11, 2005, amended and restated as of December 31, 2008 and further amended and restated as of March 4, 2009 (as amended, the “Rutkowski Agreement”). The Rutkowski Agreement has an initial two-year term commencing September 15, 2003, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the Rutkowski Agreement, Mr. Rutkowski receives a base salary of $600,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. In addition, the Rutkowski Agreement provides for a target bonus opportunity equal to 70% of Mr. Rutkowski’s base salary. The Rutkowski Agreement also provided for a grant of 50,000 shares of restricted stock (the “Initial Rutkowski RS Grant”) and an option to purchase 200,000 shares of our Common Stock (the “Initial Rutkowski Option”), each of which was made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards is fully vested as of the date of this Proxy Statement. Beginning with fiscal 2005, Mr. Rutkowski receives an annual supplemental award equal to a percentage of his prior year’s total cash compensation (base salary and earned annual bonus) (“Rutkowski Supplemental Award”) based on his age, ranging from 8% at under age 50 to 13% at age 60 or older. The Rutkowski Supplemental Award is granted 50% in restricted stock (“Career Shares”) and 50% in the form of a credit to Mr. Rutkowski’s Notional Account. Amounts credited to the Notional Account will be credited (or debited) with the deemed positive (or negative) return based on the investment alternatives approved by us for this purpose under our 401(k) plan and selected in advance by Mr. Rutkowski to apply to such account. The Career Shares vest 50% on the earlier of Mr. Rutkowski’s 62nd birthday or upon 15 years of vesting service and 100% on the earliest of Mr. Rutkowski’s 65th birthday, 20 years of vesting service or the 10th anniversary of the grant date. Mr. Rutkowski’s Notional Account vests 50% on the earlier of Mr. Rutkowski’s 62nd birthday or five years of vesting service and 100% on the earlier of

Mr. Rutkowski’s 65th birthday or 10 years of vesting service. “Vesting service” is any service as an executive officer of Warnaco on or following February 4, 2003. Mr. Rutkowski is currently 53 years of age.

If Mr. Rutkowski’s employment is terminated because of his death or disability, Mr. Rutkowski (or his estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which his employment terminates based on our performance for such year, (ii) immediate vesting of 50% of any unvested Rutkowski Supplemental Award and (iii) the Initial Rutkowski Option (all of which is vested as of the date of this Proxy Statement) will remain exercisable for 12 months following the date of termination. If Mr. Rutkowski’s employment is terminated by us without Cause or by Mr. Rutkowski for Good Reason or because we choose not to renew the Rutkowski Agreement’s term (each term as defined in the Rutkowski Agreement), Mr. Rutkowski is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months) and (ii) a pro-rata bonus for the fiscal year during which he is terminated based on our performance for such year. In addition, the Initial Rutkowski Option will remain exercisable for two years following the date of his termination, and any unvested portion of a Rutkowski Supplemental Award will be forfeited.

If Mr. Rutkowski’s employment is terminated by us without Cause or for Good Reason upon or within one year following a Change in Control (as defined in the Rutkowski Agreement), Mr. Rutkowski will be entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of all outstanding equity awards and any previously granted Rutkowski Supplemental Award, with the Initial Rutkowski Option remaining exercisable for six months following termination and any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Mr. Rutkowski obtains equivalent coverage from subsequent employment.

If Mr. Rutkowski’s employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any unvested portion of the Rutkowski Supplemental Award.

In order to receive severance benefits, Mr. Rutkowski will be required to execute a release of claims in favor of Warnaco and its affiliates. Under the terms of the Rutkowski Agreement, Mr. Rutkowski is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (with respect to both our customers and our employees).

If any payments, benefits or entitlements provided to Mr. Rutkowski under the Rutkowski Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Rutkowski would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Helen McCluskey.  Ms. McCluskey is party to an employment agreement with Warnaco dated June 15, 2004, which was amended on August 11, 2005 and amended and restated as of December 31, 2008 (as amended, the “McCluskey Agreement”). The McCluskey Agreement has an initial three-year term effective from July 15, 2004, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the McCluskey Agreement, Ms. McCluskey is entitled to a base salary of $800,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. The McCluskey Agreement provides for a target bonus opportunity equal to 70% of her base salary, which for fiscal year 2004 and fiscal 2005 was in no event to be less than $250,000. The McCluskey Agreement also provided for a grant of 35,000 shares of restricted stock (the “Initial McCluskey RS Grant”) and an option to purchase 210,000 shares of our Common Stock (the “Initial McCluskey Option”), each of which was made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards is fully vested as of the date of this Proxy Statement. Beginning with fiscal 2005, Ms. McCluskey receives an annual supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the “McCluskey Supplemental Award”). The McCluskey Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski). Ms. McCluskey is currently 56 years of age.

If Ms. McCluskey’s employment is terminated because of her death or disability, Ms. McCluskey (or her estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which her employment terminates based on our performance for such year, (ii) immediate vesting of 50% of any unvested McCluskey Supplemental Award and (iii) the Initial McCluskey Option (all of which is vested as of the date of this Proxy Statement) will remain exercisable for 12 months following the date of termination. If Ms. McCluskey’s employment is terminated by us without Cause or by Ms. McCluskey for Good Reason (as defined in the McCluskey Agreement), Ms. McCluskey is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months) and (ii) a pro-rata bonus for the fiscal year during which she is terminated based on our performance for such year. In addition, the Initial McCluskey Option will remain exercisable for two years following the date of her termination, and any unvested portion of a McCluskey Supplemental Award will be forfeited. If Ms. McCluskey is terminated because we choose not to renew the McCluskey Agreement’s term, Ms. McCluskey is entitled to salary continuation and participation in medical and dental plans for 12 months, the Initial McCluskey Option will remain exercisable for nine months following the date of termination and any unvested portion of a McCluskey Supplemental Award will be forfeited.

If Ms. McCluskey’s employment is terminated without Cause or for Good Reason upon or within one year following a Change in Control, Ms. McCluskey is entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of all outstanding equity awards and any previously granted McCluskey Supplemental Award, with the Initial McCluskey Option remaining exercisable for six months following the date of termination and any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Ms. McCluskey obtains equivalent coverage from subsequent employment.

If Ms. McCluskey’s employment is terminated by us for Cause or if she voluntarily resigns, she will forfeit any unvested portion of a McCluskey Supplemental Award.

In order to receive severance benefits, Ms. McCluskey will be required to execute a release of claims in favor of Warnaco and its affiliates. Under the terms of the McCluskey Agreement, Ms. McCluskey is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (with respect to both our customers and our employees).

If any payments, benefits or entitlements provided to Ms. McCluskey under the McCluskey Agreement or otherwise are subject to federal excise tax as excess parachute payments and Ms. McCluskey would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Frank Tworecke.  Mr. Tworecke is party to an employment agreement with Warnaco dated April 21, 2004, which was amended on August 11, 2005 and amended and restated effective as of December 31, 2008 (as amended, the “Tworecke Agreement”). The Tworecke Agreement has an initial three-year term effective from May 7, 2004, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the Tworecke Agreement, Mr. Tworecke is entitled to a base salary of $775,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek), employee benefits and perquisites consistent with those provided to our other senior executives, a Warnaco-provided apartment in New York and reimbursement for weekly travel between New York and Baltimore. The Tworecke Agreement provides for a target bonus opportunity equal to 70% of his base salary, which for fiscal year 2004 was in no event to be less than $250,000. The Tworecke Agreement also provided for a grant of 35,000 shares of restricted stock (the “Initial Tworecke RS Grant”) and an option to purchase 210,000 shares of our Common Stock (the “Initial Tworecke Option”), each of which was made under the 2003 Stock Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these equity awards is fully vested as of the date of this Proxy Statement. In April 2004, we also entered into a letter agreement with Mr. Tworecke, which was subsequently incorporated into the 2005 amendment to his employment agreement, which provides that if Mr. Tworecke remained employed by us until May 7, 2009, we will provide him with a non-qualified pension benefit of $75,000 per year, payable following the termination of his employment with us for any reason other than for Cause (as defined in the Tworecke Agreement) for 15 years or, if earlier, until Mr. Tworecke’s death, provided that if we establish a non-qualified pension plan for our senior executives generally, Mr. Tworecke will be entitled to the greater of the benefit provided for under the letter agreement or under our plan, and provided, further, that the payments due to Mr. Tworecke will be reduced by the value of any Tworecke Supplemental Awards (as defined below) that have vested as of the date of his termination. Beginning with fiscal 2005, Mr. Tworecke receives an annual supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the “Tworecke Supplemental Award”). The Tworecke Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski). Mr. Tworecke is currently 64 years of age.

If Mr. Tworecke’s employment is terminated because of his death or disability, Mr. Tworecke (or his estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which his employment terminates, (ii) immediate vesting of 50% of any unvested Tworecke Supplemental Award and (iii) the Initial Tworecke Option (all of which is vested as of the date of this Proxy Statement) will remain exercisable for 12 months following the date of termination. If Mr. Tworecke’s employment is terminated by us without Cause or by Mr. Tworecke for Good Reason (as defined in the Tworecke Agreement), Mr. Tworecke is entitled to (i) salary continuation for 12 months and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 18 months) and (ii) a pro-rata bonus for the fiscal year during which he is terminated based on our performance for such year. In addition, the Initial Tworecke Option will remain exercisable for two years following the date of his termination and any unvested portion of a Tworecke Supplemental Award will be forfeited. If Mr. Tworecke is terminated because we choose not to renew the Tworecke Agreement’s term, Mr. Tworecke is entitled to salary continuation for 12 months and participation in medical and dental plans for 18 months, the Initial Tworecke Option will remain exercisable for nine months following the date of termination and any unvested portion of a Tworecke Supplemental Award will be forfeited.

If Mr. Tworecke’s employment is terminated without Cause or for Good Reason upon or within one year following a Change in Control (each term as defined in the Tworecke Agreement), Mr. Tworecke is entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of any previously granted Tworecke Supplemental Award, with the Initial Tworecke Option remaining exercisable for six months following the date of termination and any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Mr. Tworecke obtains equivalent coverage from subsequent employment.

If Mr. Tworecke’s employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any unvested portion of a Tworecke Supplemental Award.

In order to receive severance benefits, Mr. Tworecke will be required to execute a release of claims in favor of Warnaco and its affiliates. Under the terms of the Tworecke Agreement, Mr. Tworecke is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (with respect to both our customers and our employees).

If any payments, benefits or entitlements provided to Mr. Tworecke under the Tworecke Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Tworecke would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

Dwight Meyer.  Mr. Meyer is party to an amended and restated employment agreement with Warnaco dated as of December 31, 2008 (as amended, the “Meyer Agreement”). The Meyer Agreement has an initial three-year term effective from April 20, 2005, with automatic one-year renewals thereafter unless notice of termination is given at least 120 days prior to the date on which the term would otherwise expire. Under the Meyer Agreement, Mr. Meyer is entitled to a base salary of $670,000 (which may be reviewed annually for increase by the Compensation Committee in consultation with Mr. Gromek) and employee benefits and perquisites consistent with those provided to our other senior executives. The Meyer Agreement provides for a target bonus opportunity equal to 70% of his base salary, which for fiscal year 2005 was in no event to be less than $250,000. The Meyer Agreement also provided for a grant of 25,000 shares of restricted stock (the “Initial Meyer RS Grant”) and an option to purchase 75,000 shares of our Common Stock (the “Initial Meyer Option”), each of which was made under the 2005 Stock

Incentive Plan and subject to the terms and conditions set forth in the agreements evidencing the awards. Each of these initial equity awards vested with respect to one-third of the shares covered thereby on April 20, 2006 and April 20, 2007 and an additional one-third vested on April 20, 2008. Beginning with fiscal 2005, Mr. Meyer receives an annual supplemental award (the terms of which are substantially similar to the Supplemental Award granted to Mr. Rutkowski) (the “Meyer Supplemental Award”). The Meyer Supplemental Award is granted 50% in Career Shares and 50% in a Notional Account (on terms and conditions substantially similar to those described for Mr. Rutkowski). Mr. Meyer is currently 58 years of age.

If Mr. Meyer’s employment is terminated because of his death or disability, Mr. Meyer (or his estate or legal representative) is entitled to (i) a pro-rata target bonus for the fiscal year during which his employment terminates based on our performance for such year, (ii) immediate vesting of 50% of the remaining shares subject to the Initial Meyer RS Grant, (iii) immediate vesting of 50% of any unvested Meyer Supplemental Award and (iv) full vesting of the Initial Meyer Option, which will remain exercisable for 12 months following the date of termination. If Mr. Meyer’s employment is terminated by us without Cause or by Mr. Meyer for Good Reason (as defined in the Meyer Agreement), Mr. Meyer is entitled to (i) salary continuation and participation in our medical and dental plans for the remainder of the term of the agreement (but not less than 12 months), (ii) a pro-rata bonus for the fiscal year during which he is terminated based on our performance for such year and (iii) immediate vesting of that portion of the Initial Meyer RS Grant that would have vested if he had remained employed on the vesting date immediately following the date of his termination. In addition, that portion of the Initial Meyer Option that is vested on the date of his termination will remain exercisable for two years following the date of his termination and any unvested portion of a Meyer Supplemental Award will be forfeited. If Mr. Meyer is terminated because we choose not to renew the Meyer Agreement’s term, Mr. Meyer is entitled to 12 months of salary continuation and participation in medical and dental plans for 6 months, the vested portion of the Initial Meyer Option will remain exercisable for nine months following the date of termination and any unvested portion of a Meyer Supplemental Award will be forfeited.

If Mr. Meyer’s employment is terminated without Cause or for Good Reason upon or within one year following a Change in Control (each term as defined in the Meyer Agreement), Mr. Meyer is entitled to: (i) payment in a lump sum of an amount equal to two times base salary plus target bonus, (ii) a pro-rata target bonus for the year of termination, (iii) immediate vesting of the Initial Meyer RS Grant, the Initial Meyer Option (with the option remaining exercisable for six months following termination), all other outstanding equity awards and any previously granted Meyer Supplemental Award, with any stock options granted on or following August 11, 2005 remaining exercisable for 24 months or the option term, whichever is shorter, and (iv) continued participation in medical and dental plans until the earlier of 24 months from the date of termination and the date Mr. Meyer obtains equivalent coverage from subsequent employment.

If Mr. Meyer’s employment is terminated by us for Cause or if he voluntarily resigns, he will forfeit any remaining shares subject to the Initial Meyer RS Grant, the unvested portion of the Initial Meyer Option and any unvested portion of a Meyer Supplemental Award.

In order to receive severance benefits, Mr. Meyer will be required to execute a release of claims against us and our affiliates. Under the terms of the Meyer Agreement, Mr. Meyer is bound by a perpetual confidentiality covenant, a 12-month post-termination non-competition covenant and an 18-month post-termination non-solicitation covenant (with respect to both our customers and our employees).

If any payments, benefits or entitlements provided to Mr. Meyer under the Meyer Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Meyer would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We provide for certain payments upon termination (which are enhanced if such termination is in connection with a change in control) for our Named Executive Officers as described in detail in the summary of employment agreements above under “Employment Agreements”. These termination payments are designed to be competitive and to retain executives and provide business continuity in the event of a threatened or actual change in control. Except for the vesting of Mr. Gromek’s Supplemental Awards upon certain events which constitute a Change in

Control under the Gromek Agreement, the Named Executive Officers are not entitled to any payments under the terms of their employment agreements solely as a result of a change in control. Other than the potential termination payments (which include enhanced severance if terminated following a change in control) and certain change in control payments relating to Mr. Gromek’s Supplemental Awards, we do not have any additional provisions for potential payments to Named Executive Officers under any other contract, agreement, plan or arrangement whether written or unwritten and without regard to any monetary threshold, in connection with a termination, change in control or change in responsibilities of the Named Executive Officer.

Potential Payments Upon Termination or Change in Control for 2010

The table below illustrates potential termination and change in control payments to each of our Named Executive Officers under the terms of their respective employment agreements as described above, assuming a January 1, 2011 termination date and, where applicable, using the December 31, 2010 closing price of our Common Stock of $55.07. Please note that (i) amounts realized upon exercise of options vested prior to termination or change in control are not included in amounts listed under “Accelerated Vesting of Equity” and (ii) Named Executive Officers participate in our qualified defined contribution plan and Mr. Tworecke receives certain pension benefits as described above in the Pension Benefit Table, but do not receive additional retirement benefits upon termination or change in control as noted under “Retirement Benefits”.

				Termination
				Without
				Cause or
				For Good
		Without		Reason in
		Cause or		Connection with
Named Executive Officer Benefits and	Death &	for Good	Non-Renewal	Change in	Change in
Payments Upon Termination	Disability	Reason	Without Cause	Control	Control

Joseph R. Gromek
Cash Severance	$3,225,750	$7,538,250	$7,538,250	$11,850,750	$0
Accelerated Vesting of Equity	$11,084,564	$4,331,310	$4,331,310	$11,084,564	$8,662,566
Retirement Benefits	$0	$0	$0	$0	$0
Unvested Deferred Compensation	$2,947,803	$1,571,363	$1,571,363	$4,845,303	$1,999,053
Other Benefits	$0	$20,424	$20,424	$40,848	$0
Total	$17,258,117	$13,461,348	$13,461,348	$27,821,465	$10,661,619

				Termination
				Without Cause or
		Without Cause		for Good Reason
Named Executive Officer Benefits and	Death &	or for Good	Non-Renewal	After Change in
Payments Upon Termination	Disability	Reason	Without Cause	Control

Lawrence R. Rutkowski
Cash Severance	$993,438	$1,618,438	$1,618,438	$2,843,750
Accelerated Vesting of Equity	$308,172	$0	$0	$2,598,365
Retirement Benefits	$0	$0	$0	$0
Unvested Deferred Compensation	$99,858	$0	$0	$199,716
Other Benefits	$0	$36,577	$36,577	$18,154
Total	$1,401,468	$1,655,015	$1,655,015	$5,659,985

				Termination
				Without Cause or
		Without Cause		for Good Reason
Named Executive Officer Benefits and	Death &	or for Good	Non-Renewal	After Change in
Payments Upon Termination	Disability	Reason	Without Cause	Control

Helen McCluskey
Cash Severance	$1,392,393	$2,292,393	$900,000	$4,230,000
Accelerated Vesting of Equity	$394,439	$0	$0	$7,148,749
Retirement Benefits	$0	$0	$0	$0
Unvested Deferred Compensation	$125,071	$0	$0	$250,141
Other Benefits	$0	$9,925	$9,925	$19,850
Total	$1,911,902	$2,302,318	$909,925	$11,648,740

				Termination
				Without Cause or
		Without Cause		for Good Reason
Named Executive Officer Benefits and	Death &	or for Good	Non-Renewal	After Change in
Payments Upon Termination	Disability	Reason	Without Cause	Control

Frank Tworecke
Cash Severance	$1,271,600	$2,071,600	$800,000	$3,640,000
Accelerated Vesting of Equity	$259,462	$0	$0	$3,480,169
Retirement Benefits	$0	$0	$0	$0
Unvested Deferred Compensation	$130,235	$0	$0	$260,469
Other Benefits	$0	$14,888	$14,888	$19,850
Total	$1,661,297	$2,086,488	$814,888	$7,400,488

				Termination
				Without Cause or
		Without Cause		for Good Reason
Named Executive Officer Benefits and	Death &	or for Good	Non-Renewal	After Change in
Payments Upon Termination	Disability	Reason	Without Cause	Control

Dwight Meyer
Cash Severance	$1,104,703	$1,799,703	$695,000	$3,162,250
Accelerated Vesting of Equity	$304,757	$0	$0	$2,802,656
Retirement Benefits	$0	$0	$0	$0
Unvested Deferred Compensation	$182,642	$0	$0	$365,284
Other Benefits	$0	$13,616	$6,808	$27,232
Total	$1,592,102	$1,813,319	$701,808	$6,357,422

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

The following table provides information as of January 1, 2011 with respect to the Common Stock issuable under the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan, both of which have been approved by our stockholders. We currently have no other equity compensation plans.

Number of
Securities
Remaining
Available for
	Number of				Further Issuance
	Securities to be				Under Equity
	Issued Upon		Weighted Average		Compensation
	Exercise of		Exercise Price of		Plans (Excluding
	Outstanding		Outstanding		Securities
	Options, Warrants		Options, Warrants		Reflected in
Plan Category	and Rights		and Rights		Column (A))
	(A)		(B)		(C)

Equity compensation plans approved by stockholders	2,133,391	(a)	$33.73	(b)	2,410,350	(c)
Equity compensation plans not approved by stockholders	n/a		n/a		n/a

(a)	In addition to outstanding stock options, this number reflects 207,134 outstanding restricted stock units which may be settled in Common Stock.

(b)	In calculating the weighted average exercise price in this column, the 207,134 restricted stock units referred to in note (a) have been excluded because they have no exercise price.

(c)	A portion of the securities remaining available for issuance under our equity compensation plans may also be issued in the form of grants of restricted stock and/or restricted stock units.

Beneficial Ownership of Warnaco Common Stock

The following table sets forth certain information with respect to beneficial ownership of Common Stock as of March 31, 2011 (except as described below) by (i) each of our Directors, (ii) each of the Named Executive Officers listed on the Summary Compensation Table above, (iii) all of our Directors and executive officers as a group and (iv) each person or entity known by us to beneficially own five percent or more of any class of our voting securities. The number of shares shown are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Proxy Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

	Shares Beneficially Owned
	Number	Percent
Name	of Shares	of Shares

David A. Bell (a)	21,713	*
Robert A. Bowman (a)	16,504	*
Richard Karl Goeltz (a) (b)	21,013	*
Joseph R. Gromek (a) (c)	554,367	1.2%
Sheila A. Hopkins (a) (d)	17,570	*
Charles R. Perrin (a) (e)	63,170	*
Nancy A. Reardon (a) (f)	11,422	*
Donald L. Seeley (a)	14,017	*
Cheryl Nido Turpin (a) (g)	20,976	*
Lawrence R. Rutkowski (a) (h)	174,543	*
Helen McCluskey (a) (i)	222,671	*
Frank Tworecke (a) (j)	134,366	*
Dwight Meyer (a) (k)	91,804	*
All Directors and Executive Officers as a group (17 persons) (l)	1,653,343	3.6%

5% Stockholders

The Vanguard Group, Inc. (m)	2,325,829	5.2%
Columbia Wanger Asset Management, LLC (n)	2,671,850	6.0%
BlackRock Inc. (o)	3,419,875	7.7%
FMR, LLC (p)	6,359,804	14.6%

*	Less than 1%

(a)	The business address of each of the Directors and executive officers is c/o The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018.

(b)	The number of shares beneficially owned includes 8,632 vested restricted stock units representing compensation that Mr. Goeltz has elected to defer under the terms of the Directors Deferred Compensation Plan.

(c)	The number of shares beneficially owned includes 365,234 vested but unexercised options and 22,823 vested restricted stock units. The number of shares beneficially owned also includes 36,650 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.

(d)	The number of shares beneficially owned includes 8,632 vested restricted stock units representing compensation that Ms. Hopkins has elected to defer under the terms of the Directors Deferred Compensation Plan.

(e)	The number of shares beneficially owned includes 13,843 vested restricted stock units representing compensation that Mr. Perrin has elected to defer under the terms of the Directors Deferred Compensation Plan.

(f)	The number of shares beneficially owned includes 8,736 vested restricted stock units representing compensation that Ms. Reardon has elected to defer under the terms of the Directors Deferred Compensation Plan.

(g)	The number of shares beneficially owned includes 8,997 vested restricted stock units representing compensation that Ms. Turpin has elected to defer under the terms of the Directors Deferred Compensation Plan.

(h)	The number of shares beneficially owned includes 129,017 vested but unexercised options. The number of shares beneficially owned also includes 33,157 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.

(i)	The number of shares beneficially owned includes 54,417 vested but unexercised options. The number of shares beneficially owned also includes 112,494 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.

(j)	The number of shares beneficially owned includes 58,835 vested but unexercised options. The number of shares beneficially owned also includes 27,624 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.

(k)	The number of shares beneficially owned includes 51,533 vested but unexercised options. The number of shares beneficially owned also includes 23,134 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.

(l)	The number of shares beneficially owned includes an aggregate of 834,506 vested but unexercised options, 71,663 vested restricted stock units and an aggregate of 305,590 shares of restricted stock issued pursuant to the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan.

(m)	Information is as of December 31, 2010 and is based solely on a Schedule 13G, filed with the SEC on February 10, 2011 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard has sole voting power as to 58,123 shares beneficially owned by its wholly-owned subsidiary, Vanguard Fiduciary Trust Company, and sole dispositive power as to 2,267,706 shares. Vanguard beneficially owns 2,325,829 shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(n)	Information is as of December 31, 2010 and is based solely on a Schedule 13G, filed with the SEC on February 10, 2011 by Columbia Wanger Asset Management, LLC (“Columbia”). According to the Schedule 13G, Columbia has sole voting power as to 2,517,850 shares and sole dispositive power as to 2,671,850 shares. Columbia beneficially owns 2,671,850 shares. The principal business address of Columbia is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(o)	Information is as of December 31, 2010 and is based solely on a Schedule 13G/A, filed with the SEC on February 9, 2011 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, BlackRock has sole voting power and sole dispositive power as to 3,419,875 shares. The principal business address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(p)	Information is as of March 31, 2011 and is based solely on a Schedule 13G/A, filed with the SEC on April 8, 2011 by FMR LLC. (“FMR”). According to the Schedule 13G/A, FMR has sole voting power as to 913,991 shares; sole dispositive power as to 6,359,804 shares and beneficially owns 6,359,804 shares. According to Exhibit A to the Schedule 13G/A, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 5,446,513 shares as a result of acting as an investment advisor to various investment companies. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds, each has sole dispositive power as to the 5,446,513 shares. The principal business address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and Directors and stockholders who own more than ten percent of our Common Stock file reports of ownership and changes in ownership with the SEC and NYSE. Our executive officers and Directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all such Section 16(a) forms that they file.

Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during Fiscal 2010, all Section 16(a) filing requirements applicable to our executive officers and Directors and greater than ten percent stockholders were complied with.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is recommending ratification of the appointment by our Audit Committee of Deloitte & Touche as the independent registered public accounting firm of Warnaco for the fiscal year ending December 31, 2011. The Audit Committee is responsible for appointing and overseeing the work of the independent registered public accounting firm. Before our independent registered public accounting firm is engaged to render any audit or permissible non-audit services, the engagement is approved in advance by the Audit Committee. If the stockholders do not ratify this appointment, the Audit Committee will reconsider its decision to appoint Deloitte & Touche.

Deloitte & Touche provided audit and other services during Fiscal 2010 and Fiscal 2009 as set forth below:

	Fiscal	Fiscal
FEES FOR SERVICES PROVIDED	2010	2009

Audit Fees (a)	$3,423,345	$3,667,297
Audit Related Fees (b)	272,677	251,500

Total Audit and Audit-Related Fees	3,696,022	3,918,797
Tax Fees (c)	1,123,427	890,747

Total Fees	$4,819,449	$4,809,544

(a)	Audit Fees: For Fiscal 2010 and Fiscal 2009, includes fees for the audit of our annual consolidated financial statements, quarterly reviews of interim consolidated financial statements, statutory audits and Sarbanes-Oxley audits.

(b)	Audit Related Fees: Audit related fees are fees for assurance and related services that are associated with the performance of the audit or review of our financial statements. For Fiscal 2010 and Fiscal 2009, includes fees for the audits of our employee benefit plans, certain royalty audits, due diligence services related to acquisitions and other special projects.

(c)	Tax Fees: Includes fees for domestic and international tax planning strategies and compliance services.

We have been advised by Deloitte & Touche that it will have a representative present at the Annual Meeting who will be available to respond to questions. The representative will also have the opportunity to make a statement if such representative desires to do so.

All properly executed written proxies and properly completed proxies submitted by telephone or Internet will be voted “FOR” the ratification of the appointment of Deloitte & Touche by the Board of Directors as Warnaco’s independent registered public accounting firm for the fiscal year ending December 31, 2011 unless contrary instructions are given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF DELOITTE & TOUCHE AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF WARNACO, WHICH IS DESIGNATED AS ITEM NO. 2 ON THE
ENCLOSED PROXY CARD.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter which is available on the corporate governance page of our Internet website located at www.warnaco.com. All members of the Audit Committee are independent directors under the NYSE listing standards and qualified pursuant to the additional NYSE requirements for audit committee members, in each case, as determined by the Board of Directors.

Management is responsible for Warnaco’s internal controls and preparing Warnaco’s consolidated financial statements. Warnaco’s independent registered public accounting firm, Deloitte & Touche, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities and, subject to stockholder ratification, appointing

Warnaco’s independent registered public accounting firm. As stated above and in the Audit Committee’s charter, the Audit Committee’s responsibility is one of oversight. The Audit Committee does not provide any expert or special assurance as to Warnaco’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Audit Committee relies on the information provided to it and on representations made by management and the independent registered public accounting firm.

The Audit Committee reviewed and discussed Warnaco’s audited financial statements with management and the independent registered public accounting firm. Management represented to the Audit Committee that the audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Warnaco’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and Rule 2-07 of Regulation S-X.

Deloitte & Touche provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independence of Deloitte & Touche with them.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 1, 2011 prior to its filing with the SEC on March 1, 2011.

Members of the Audit Committee

Robert A. Bowman
Richard Karl Goeltz
Charles R. Perrin
Nancy A. Reardon
Donald L. Seeley (Chairman)

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting that stockholders indicate their approval of our Named Executive Officers’ compensation, as described in the compensation tables and Compensation Discussion and Analysis set forth in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, allows stockholders the opportunity to express their views on these matters. The “say on pay” vote is an advisory vote, which is therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the views of our stockholders are important to the Company, and will be given careful consideration by the Company, the Compensation Committee and the Board of Directors.

The Company achieved record revenue and earnings per share in 2010 based on the continued successful execution of our key strategic initiatives. Compensation for our Named Executive Officers in 2010 was consistent with the principles of our compensation philosophy and reflects our strong financial performance, the cumulative return to stockholders in 2010 and the overall stability and achievements of the executive team. Our compensation philosophy is designed to (i) align Warnaco’s and its associates’ goals with stockholder interests; (ii) attract and retain world-class talent; (iii) pay competitively compared with our peer group and the marketplace; and (iv) reward superior performance and limit rewards for performance below targets. Our 2010 compensation packages reflect these guiding principles.

The discussion set forth in the Compensation Discussion and Analysis on pages 15 to 25 of this Proxy Statement provides a complete discussion of our compensation programs and policies, including design, implementation, oversight, administration, ongoing review and risk assessment of our programs and policies. Our Compensation Committee and Board of Directors believe that our compensation programs and policies are designed and carried out to allow us to achieve our business goals and reflect the guiding principles of our compensation philosophy.

Now, therefore, be it RESOLVED, that the stockholders of The Warnaco Group, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE WARNACO GROUP, INC.’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT, WHICH IS DESIGNATED AS ITEM NO. 3 ON THE ENCLOSED PROXY CARD.

A vote “FOR” approval will be a vote in favor of the following resolution: “Resolved, that the stockholders of The Warnaco Group, Inc. hereby approve the compensation of the Company’s Named Executive Officers, as described in the compensation tables and Compensation Discussion and Analysis set forth in this Proxy Statement.”

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

We are requesting that stockholders cast an advisory vote on whether future advisory votes on executive compensation as described in Proposal No. 3 should occur every year, every two years or every three years. You may cast your vote by choosing the option of one year, two years, three years or you may abstain. You are not voting to approve or disapprove of the Board’s recommendation. This is an advisory vote, which is therefore not binding on the Board of Directors. The Board of Directors may, at its discretion, determine that it is in the best interest of the Company to hold an advisory vote on executive compensation more or less frequently based on changes to its compensation programs or other considerations.

Now, therefore, be it RESOLVED, that the stockholders of The Warnaco Group, Inc. approve, on an advisory basis, to conduct future advisory votes on executive compensation every year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION “EVERY YEAR,” WHICH IS DESIGNATED AS ITEM NO. 4 ON THE ENCLOSED PROXY CARD.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act as currently in effect, any holder of at least $2,000 in market value of Common Stock who has held such securities for at least one year and who desires to have a proposal presented in our proxy material for use in connection with the annual meeting of stockholders to be held in 2012 must transmit that proposal (along with the stockholder’s name, address, the number of shares of Common Stock that the stockholder holds of record or beneficially, the dates upon which the securities were acquired, documentary support for a claim of beneficial ownership and a statement of willingness to hold such shares through the date of the 2012 Annual Meeting of Stockholders) in writing as set forth below. Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders under Rule 14a-8 of the Exchange Act must be received by the Corporate Secretary, The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018, not later than December 12, 2011. Under the Company’s Third Amended and Restated By-Laws, notice of stockholder proposals made outside of Rule 14a-8 or the nomination of a candidate for election as a director to be made at the 2012 Annual Meeting of Stockholders must be received by the Corporate Secretary at the above address not later than February 11, 2012 or prior to January 12, 2012; provided, however, that in the event that the 2012 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of the 2011 Annual Meeting of Stockholders, notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2012 Annual Meeting of Stockholders is given.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended January 1, 2011, filed with the SEC on March 1, 2011, is being mailed with this Proxy Statement. We will furnish any exhibit to the Annual Report on Form 10-K upon the request of a stockholder of record as of the close of business on March 31, 2011 for a fee limited to our reasonable expenses in furnishing such exhibit. Requests for exhibits to the Annual Report on Form 10-K should be directed to the Corporate Secretary, The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018.

The Annual Report on Form 10-K is not a part of the proxy solicitation materials.

OTHER MATTERS

We know of no other matters which may come before the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the persons named as proxies in the accompanying proxy vote the shares represented thereon in accordance with their best judgment.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this Proxy Statement and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “project,” “scheduled to,” “seek,” “should,” “will be,” “will continue,” “will likely result,” “targeted,” or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies. The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure,” as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: the Company’s ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; deterioration in global or regional or other macro — economic conditions that affect the apparel industry, including turmoil in the financial and credit markets; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry and other pricing pressures; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials or costs to produce or transport products; events which result in difficulty in procuring or producing the Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; possible additional tax liabilities; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties including, in particular, its license agreement with CKI, the licensor of the Company’s Calvin Klein brand name; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company recognizing impairment charges for its long-lived assets; uncertainty over the outcome of litigation matters and other proceedings; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company’s share repurchase program contained in the Company’s debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the inability to successfully implement restructuring and disposition activities; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above, and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled “Risk Factors” and the discussion of the Company’s critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The foregoing discussion is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE WARNACO GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, May 11, 2011, 10:00 AM EDT The Offices of The Warnaco Group, Inc., 501 Seventh Avenue, New York, New York 10018 This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 11, 2011. The shares of stock you hold in this account will be voted as you specify. P If no choice is specified, the proxy will be voted “FOR” all nominees, FOR Items 2 and 3, and One Year for Item 4. R By signing the proxy, you revoke all prior proxies and appoint Joseph R. Gromek, Lawrence R. Rutkowski, Jay L. Dubiner and Ericka N. Alford, and each of them, with full power of substitution, to vote these shares as indicated on the matters O and in the discretion of the named proxies on any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof. X The Board of Directors Recommends a vote FOR all nominees, FOR Items 2 and 3, and One Year for Item 4. Y 1. Election of Directors Nominees: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1a. David A. Bell 1d. Joseph R. Gromek 1g. Nancy A. Reardon 1b. Robert A. Bowman 1e. Sheila A. Hopkins 1h. Donald L. Seeley 1c. Richard Karl Goeltz 1f. Charles R. Perrin 1i. Cheryl Nido Turpin (Continued, and to be dated and signed, on the other side) SEE REVERSE SIDE 5 TO VOTE BY MAIL, PLEASE DETACH HERE5 YOUR VOTE IS IMPORTANT! You can vote in one of three ways: 1. Call toll-free 1-866-209-1656 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. You will need your control number to access the system. or 2. Vote by Internet at our Internet Address: www.proxyvotenow.com/wrc. You will need your control number to access the system. or 3. Mark, sign, and date your proxy card and return it promptly in the enclosed envelope. PLEASE VOTE

(Continued from the other side) FOR AGAINST ABSTAIN 2. To ratify the appointment of Deloitte & Touche LLP as Warnaco’s independent registered public accounting firm for the fiscal year ending December 31, 2011. FOR AGAINST ABSTAIN 3. To cast an advisory vote on the compensation of Warnaco’s named executive officers. One Year Two Years Three Years ABSTAIN 4. To cast an advisory vote on the frequency of future stockholder advisory votes regarding the compensation of Warnaco’s named executive officers. 5. To transact such other matters as may properly come before the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES, FOR ITEMS 2 AND 3, AND ONE YEAR FOR ITEM 4, AND IN THE DISCRETION OF THE NAMED PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Date: , 2011 Signature of Shareholder(s) (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give your full title s such. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by an authorized person.) PLEASE SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. 5 TO VOTE BY MAIL, PLEASE DETACH HERE5 VOTE BY TELEPHONE OR INTERNET _ QUICK ??????EASY ??????IMMEDIATE _ Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. VOTE BY TELEPHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. OPTION A: To vote as the Board of Directors recommends on ALL proposals, press 1. OPTION B: If you choose to vote on each proposal separately, press 2. You will hear instructions to follow. VOTE BY INTERNET: The web address is www.proxyvotenow.com/wrc. You will need your CONTROL NUMBER to access the system. IF YOU VOTE BY TELEPHONE OR INTERNET—DO NOT MAIL THE PROXY CARD. THANK YOU FOR VOTING. Call ????Toll Free ????On a Touch-Tone Telephone 1-866-209-1656 There is NO CHARGE to you for this call CONTROL NUMBER for Telephone/Internet Voting